UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Oxford Immunotec Global PLC

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Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

April [•], 2017

Dear Oxford Immunotec Global PLC Shareholder:

On behalf of the Board of Directors of Oxford Immunotec Global PLC, you are cordially invited to attend our 2017 annual general meeting of shareholders (the “Meeting”) on Tuesday, June 6, 2017, at 11:00 a.m., London time (6:00 a.m., New York time), at Milton Park Innovation Centre, Thames Room, 99 Park Drive, Milton Park, Abingdon, OX14 4RY.

The resolutions on which you can vote, our reasons for proposing the resolutions and details of the arrangements we have made for the Meeting are set out on the following pages. Additionally, at the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period January 1, 2016 through December 31, 2016. You will have the opportunity to review the accounts and reports and raise questions in relation to them. Other than the resolutions and the presentment of the U.K. statutory annual accounts and reports, we are not aware of any other business to be conducted at the Meeting.

It is important that your shares be represented and voted at the Meeting. If you are a shareholder of record, please vote as soon as possible by completing and mailing the enclosed proxy card. If you decide to attend the Meeting, you will be able to vote in person even if you have previously submitted your proxy. If you hold shares through a bank or broker, or indirectly in a savings plan, please refer to “Questions and Answers About Voting” in the attached proxy statement for further information about voting your shares.

Thank you for your continued support of Oxford Immunotec Global PLC. We appreciate your ongoing interest in our business, and we hope you will be able to attend the Meeting.

Sincerely,

/s/ Richard A. Sandberg

Richard A. Sandberg

Chairman of the Board of Directors

Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

Notice of 2017 Annual General Meeting of Shareholders to be held June 6, 2017

Oxford Immunotec Global PLC, a public limited company incorporated under the laws of England and Wales (the “Company,” “we,” “us” and “our”), will hold its 2017 annual general meeting of shareholders (the “Meeting”) on June 6, 2017, at 11:00 a.m., London time (6:00 a.m., New York time), at Milton Park Innovation Centre, Thames Room, 99 Park Drive, Milton Park, Abingdon, OX14 4RY. The items of business are to consider and vote on the following:

Ordinary resolutions

1.     To elect Patrick J. Balthrop, Sr. as a class I director for a term to expire at the 2020 annual general meeting of shareholders;

2.     To elect Patricia Randall as a class I director for a term to expire at the 2020 annual general meeting of shareholders;

3.     To elect Herm Rosenman as a class I director for a term to expire at the 2020 annual general meeting of shareholders;

4.     To ratify the Audit Committee’s appointment of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm for the fiscal year ending December 31, 2017;

5.     To re-appoint Ernst & Young LLP as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next general meeting of shareholders at which the U.K. statutory accounts and reports are presented;

6.     To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2017;

7.     To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2016;

8.     To receive and approve our U.K. statutory annual directors’ remuneration report for the year ended December 31, 2016, which is set forth as Annex A to this proxy statement;

9.     To approve our Directors’ Remuneration Policy, which, if approved, will take effect upon the conclusion of the Meeting, the full text of which is set forth as Part II of Annex A to this proxy statement; and

10.   To approve the amendment of the 2013 Share Incentive Plan, the full text of which is set forth in Annex B to this proxy statement.

We are not aware of any other business to come before the Meeting. Please refer to the attached proxy statement for detailed information on each of the proposals.

Proposals 1 through 10 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such proposal will be approved if the number of votes cast in favor exceed the number of votes cast against such proposal. The result of the shareholder vote on the ordinary resolutions in proposals 7 and 8 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2016 and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2016 will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 7 and 8.

Only shareholders of record of our ordinary shares as of the close of business in New York City on April 13, 2017 are entitled to notice of and to vote at the Meeting and at any adjournment or postponement of the Meeting. A list of the shareholders entitled to vote at the Meeting is available at the Company’s registered office. In accordance with the provisions in the U.K. Companies Act 2006 and our Articles of Association, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her). Such proxy need not be a shareholder of record.

Pursuant to Chapter 5 of Part 16 of the U.K. Companies Act 2006 (sections 527 to 531), if a shareholder or group of shareholders meeting the qualification criteria set out in section 527 request that a matter be raised at the Meeting relating to the audit of the Company’s U.K. statutory annual accounts and reports (including the auditor’s report and the conduct of the audit), we will publish the matter so requested on our website. Such request may either be stated in full or, if made in support of another shareholder’s statement, must clearly identify the statement that is being supported. Further, the request must be authenticated by the shareholder or shareholders making it and be received by us at least one week before the Meeting.

If we are required to publish such a statement, we will not require the requesting shareholder or shareholders to pay any expenses we incur in complying with the request. We will forward the statement to our U.K. statutory auditors at the same time as or before the statement is made available on our website and we may address the statement at the Meeting.

The results of any polls taken on the resolutions at the Meeting and any other information required by the U.K. Companies Act 2006 will be made available on our website as soon as reasonably practicable following the Meeting and for the required period thereafter.

Your Vote is Important. Whether or not you plan to attend the Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the Meeting and to vote your shares in person. The proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section entitled “Questions and Answers About Voting.”

Sincerely,

/s/ Elizabeth M. Keiley

Elizabeth M. Keiley

Senior Vice President, General Counsel & Company Secretary

v

OXFORD IMMUNOTEC GLOBAL PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

PROXY STATEMENT FOR THE 2017 ANNUAL GENERAL MEETING OF

SHAREHOLDERS

TO BE HELD ON JUNE 6, 2017

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Oxford Immunotec Global PLC (referred to herein as the “Company”, “Group” “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (the “Meeting”) to be held on Tuesday, June 6, 2017, at 11:00 a.m., London time (6:00 a.m., New York time), at Milton Park Innovation Centre, Thames Room, 99 Park Drive, Milton Park, Abingdon, OX14 4RY.

●	This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

●	The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing the notice of the 2017 annual general meeting, this proxy statement and the proxy card to our shareholders of record as of April 13, 2017 (the “Record Date”) for the first time on or about [•]. In this mailing, we are also including our Annual Report on Form 10-K (“Form 10K”) for the year ended December 31, 2016, which Form 10-K constitutes our 2016 Annual Report to Shareholders (“2016 Annual Report”). In addition, we have provided brokers, dealers, bankers, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2016 Annual Report so that our record holders can supply these materials to the beneficial owners of our ordinary shares as of the Record Date.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 6, 2017

Our 2016 Annual Report, notice of 2017 annual general meeting, proxy statement and proxy card are available in the “Corporate Governance” section of our website at http://investor.oxfordimmunotec.com.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You are invited to attend the Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below under “How do I vote my shares?” to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about [•] to all shareholders of record entitled to vote at the Meeting.

Who can vote at the Meeting?

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business on April 13, 2017, there were [•] ordinary shares issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent, Computershare Trust Company, N.A., then you are the shareholder of record. As a shareholder of record, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy card from your broker or agent.

A complete list of shareholders of record entitled to vote will be open to examination by any shareholder for any purpose relating to the Meeting for a period of 10 days before the Meeting at our offices in Abingdon, Oxfordshire during ordinary business hours. Such list shall also be open to the examination of any shareholder present at the Meeting.

What are the requirements to elect the directors and approve each of the proposals?

You may cast your vote for or against proposals 1 through 10 or abstain from voting your shares on one or more of these proposals.

Proposals 1 through 10 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such proposal will be approved if the number of votes cast in favor exceed the number of votes cast against such proposal. For example, a nominee for director will be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

With regard to proposals 7 and 8 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2016 and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2016, the votes on these proposals will not require our Board of Directors or any committee to take any action. Nonetheless, our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these proposals.

What are the voting recommendations of our Board of Directors regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board of Directors’ voting recommendations.

Proposal	Description of Proposal	Board of Directors’ Recommendation

1	Election of Patrick J. Balthrop, Sr. as a class I director to serve for a term to expire at the 2020 annual general meeting of shareholders and until his successor has been elected and qualified	FOR

2	Election of Patricia Randall as a class I director to serve for a term to expire at the 2020 annual general meeting of shareholders and until his successor has been elected and qualified	FOR

3	Election of Herm Rosenman as a class I director to serve for a term to expire at the 2020 annual general meeting of shareholders and until his successor has been elected and qualified	FOR

4	Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm for the fiscal year ending December 31, 2017	FOR

5

Approval of the re-appointment of Ernst & Young LLP as our U.K. statutory auditors under the U.K. Companies Act 2006 to hold office until the conclusion of the next general meeting at which the U.K. statutory accounts and reports are presented

FOR

6	Authorization for the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2017	FOR

7	To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2016	FOR

8	Approval of our U.K. statutory directors’ annual report on remuneration, which is set forth in Annex A, for the year ended December 31, 2016	FOR

9

Approval of our Directors’ Remuneration Policy, which, if approved, will take effect upon the conclusion of the Meeting, the full text of which is set forth as Part II of Annex A to this proxy statement

FOR

10	Approval of the Amended 2013 Share Incentive Plan, the full text of which is set forth in Annex B to this proxy statement	FOR

What constitutes a quorum?

For the purposes of the Meeting, a quorum is present if members holding at least one-third of the outstanding shares of the Company and entitled to vote are present in person or by proxy.

How do I vote my shares?

If you hold shares in “street name,” you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or via the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. We will distribute written ballots to anyone who wants to vote in person at the Meeting. If you hold shares in “street name” and wish to vote at the Meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election of the Meeting with your ballot.

If you are a “shareholder of record,” you may appoint a proxy to vote on your behalf using any of the following methods:

●	By completing and signing the proxy card and returning it in the prepaid envelope provided; or

●	By written ballot at the Meeting.

If you properly give instructions as to your proxy appointment by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

How will my shares be voted if I do not specify how they should be voted?

If you sign and send your proxy card but do not indicate how you want your shares to be voted, your shares will be voted by the persons appointed as proxies in accordance with the recommendations of our Board of Directors.

Can I change my vote or revoke a proxy?

A shareholder of record can change or revoke his or her proxy before the time of voting at the Meeting in several ways by:

(1)	mailing a revised proxy card dated later than the prior proxy card;

(2)	voting in person at the Meeting; or

(3)	notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received before the Meeting to be effective.

If you hold shares in “street name,” you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Meeting as described above under “How do I vote my shares?” See also “What if I plan to attend the Meeting?”

Who counts the votes?

Computershare Trust Company, N.A. (“Computershare”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, your executed proxy card is returned directly to Computershare for tabulation. If you hold your shares through a broker, your broker will return one proxy card to Computershare on behalf of all of its clients.

How are votes counted?

Votes will be counted by Computershare, who will separately count “for” and “against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, Computershare will count the number of “withheld” votes received for the nominees. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ’broker non-votes?’” and “Which ballot measures are considered ’routine‘ and ’non-routine’?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of ordinary shares indicates on a proxy form that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, you must instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which proposals are considered “routine” or “non-routine?”

The approval of the re-appointment of Ernst & Young LLP as our U.K. statutory auditors in proposal 5 is considered routine under applicable rules. Therefore, broker non-votes are not expected to be submitted in connection with that proposal. The other proposals are non-routine and broker non-votes may be submitted with respect to them.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the ordinary shares you own as of the Record Date.

What if I plan to attend the Meeting?

Attendance at the Meeting will be limited to shareholders as of the Record Date. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding shares in “street name” through brokerage accounts or by a bank or other nominee are required to show a brokerage statement or account statement reflecting share ownership as of the Record Date in order to obtain admittance to the Meeting.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending these materials to shareholders who hold shares in street name.

What do I do if I receive more than one notice or proxy card?

If you hold your shares in more than one account, you will receive a notice or proxy card for each account. To ensure that all of your shares are voted, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or via the Internet. Please be sure to vote all of your shares.

Will there be any other business conducted at the Meeting?

No. In accordance with our Articles of Association, no matters other than proposals 1 through 10 may be presented at this Meeting. We have not been notified of, and our Board of Directors is not aware of, any other matters to be presented for action at the Meeting.

Who is the transfer agent?

As noted above, our transfer agent is Computershare. All communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting our transfer agent at +1-855-895-7224 (within the U.S., U.S. Territories and Canada), +1-732-491-0756 (outside the U.S., U.S. Territories and Canada), or in writing by regular mail to Computershare, P.O. Box 43001, Providence, RI 02940-3001 USA or by overnight mail to Computershare, 250 Royall Street, Canton, MA 02021, USA.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. As a result of this election we are providing in this 2016 Proxy Statement the scaled disclosure permitted for emerging growth companies, including the scaled executive compensation disclosure. In addition, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our Named Executive Officers (as defined herein) or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following December 2, 2018, the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Meeting

Directions to our Meeting, to be held at Milton Park Innovation Centre, Thames Room, 99 Park Drive, Milton Park, Abingdon, OX14 4RY can be found on our website http://investor.oxfordimmunotec.com in the Corporate Governance folder.

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine seated directors, divided into the three following classes:

●	Class I directors: Patrick J. Balthrop, Sr., Patricia Randall and Herm Rosenman whose current terms will expire at the Meeting;

●	Class II directors: Ronald A. Andrews, Jr., Stephen L. Spotts and James R. Tobin whose current terms will expire at the 2018 annual general meeting of shareholders;

●	Class III directors: A. Scott Walton, Richard Sandberg and Dr. Peter Wrighton-Smith whose current terms will expire at the 2019 annual general meeting of shareholders.

Each class has a three-year term. At each annual general meeting of shareholders, directors whose terms will then expire (or their successors, if such directors are not nominated for re-election) will be elected to serve for a three year term.

Patrick J. Balthrop, Sr., Patricia Randall and Herm Rosenman are current class I directors and have been nominated for re-election. Therefore, it is anticipated that following the Meeting, the Board of Directors will be comprised of nine members, with three members representing each class of directors.

In connection with proposals 1 - 3, we set forth the biographical information for each of the nominees to our Board of Directors. For biographical information for the class II and class III directors not subject to re-election at the Meeting, see Board of Directors and Corporate Governance.

PROPOSAL 1 – ELECTION OF PATRICK J. BALTHROP, SR. TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

Patrick J. Balthrop, Sr. is currently a member of our Board of Directors and has been nominated for re-election as a class I director. If elected, he will hold office from the date of his election until the 2020 annual general meeting of shareholders and until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Mr. Balthrop has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Mr. Balthrop, 60, was first appointed to the Board of Directors in January 2016. Most recently, Mr. Balthrop served as president, chief executive officer and director of Luminex Corporation, a life sciences tools and molecular diagnostics company, from May 2004 to October 2014, during which time the company’s revenues grew eightfold. Mr. Balthrop also implemented innovative research and development programs which led to the development and subsequent successful commercialization of many new products and oversaw multiple significant acquisitions. Prior to Luminex, Mr. Balthrop served as president of Fisher Healthcare, now a division of Thermo Fisher Scientific, Inc., from 2002 to 2004. Prior to that, Mr. Balthrop held multiple positions in diagnostics and vascular devices during his more than twenty years at Abbott Laboratories. Mr. Balthrop currently serves as a director at Personalis, Inc., a company harnessing the clinical and scientific value of the human exome and genome, and NextGxDx Inc. (now known as Concert Genetics), a healthcare bioinformatics company. He is the founding principal of Apalachee Ventures, LLC, a venture and investment company focusing on emerging life science companies. Mr. Balthrop earned his bachelor’s degree in Biology from Spring Hill College and a Master’s in Business Administration from the Kellogg Graduate School of Management, Northwestern University. Based on his extensive experience as a senior executive and member of the board of directors of companies in the healthcare sector, the Nominating Committee of our Board of Directors concluded that Mr. Balthrop is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF PATRICK J. BALTHROP, SR. TO THE BOARD OF

DIRECTORS AS A CLASS I DIRECTOR

PROPOSAL 2 – ELECTION OF PATRICIA RANDALL TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

Patricia Randall is currently a member of our Board of Directors and has been nominated for re-election as a class I director. If elected, she will hold office from the date of her election until the 2020 annual general meeting of shareholders and until her successor is elected and has been qualified, or until her earlier death, resignation or removal. Ms. Randall has agreed to serve if elected, and we have no reason to believe that she will be unable to serve.

Ms. Randall, 66, was first elected to the Board of Directors in June 2014. Ms. Randall joined Oxford Immunotec, Inc. in November 2008 as General Counsel with the responsibility for all legal affairs of the Company. Before joining the Company, from 2003 to 2008, Ms. Randall served as vice president, general counsel and secretary to Matritech, Inc., a biotechnology company specializing in proteomic diagnostic products for the early detection of a variety of cancers. She previously served as a member of senior management and general counsel of two other publicly traded companies. She has practiced law for over 35 years for both public and private companies and in private practice. She currently serves as a member of the board of directors of Belmont Instrument Corporation, a private medical device company. Ms. Randall earned her bachelor’s degree from American University in Philosophy and her Juris Doctor from Northeastern University School of Law.

Based on her extensive experience as a senior executive and an officer of several publicly traded companies, the Nominating Committee of our Board of Directors concluded that Ms. Randall is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF PATRICIA RANDALL TO THE BOARD
OF DIRECTORS AS A CLASS I DIRECTOR

PROPOSAL 3 – ELECTION OF HERM ROSENMAN TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

Herm Rosenman is currently a member of our Board of Directors and has been nominated for re-election as a class I director. If elected, he will hold office from the date of his election until the 2020 annual general meeting of shareholders or until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Mr. Rosenman has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Mr. Rosenman, 69, was first appointed to the Board of Directors in October 2013. Mr. Rosenman served as chief financial officer of Natera, Inc., a molecular diagnostic company from February 2014 through January 2017. After his resignation from Natera, Inc., Mr. Rosenman was appointed to Natera’s Board of Directors. Prior to his work with Natera, he served as senior vice president, finance and chief financial officer of Gen-Probe Incorporated, a publicly traded molecular diagnostics company, from 2001 through the sale of that company to Hologic, Inc.in August 2012. From 1997 to 2000, Mr. Rosenman served as president and chief executive officer of Ultra Acquisition Corp., a manufacturer and parts retailer. From 1994 to 1997, he served as president and chief executive officer of RadNet Management, Inc., a healthcare provider. He has also served as chief financial officer of Rexene Corp. and was an audit partner at Coopers & Lybrand (now PricewaterhouseCoopers LLP). In addition to his service on our Board of Directors, Mr. Rosenman currently serves as a member of the board of directors and Audit Committee chairman of Vivus, Inc., a publicly traded biopharmaceutical company, and is an advisory board member of Scripps Clinics/Green Hospital, a large healthcare provider in San Diego, CA. Previously, he has served on numerous public and private company boards of directors, frequently as a member of the company’s Audit Committee, including BioFire Dx, Medistem, Inc., ARYx Therapeutics, Infinity Pharmaceuticals, Inc., Emphasys Medical, Inc. and Discovery Partners International, Inc. Mr. Rosenman is a certified public accountant who received a B.B.A. in finance and accounting from Pace University and a Masters in Business Administration in finance from the Wharton School of the University of Pennsylvania.

Based on his extensive experience as a senior executive and member of the board of directors of numerous public companies in the diagnostics and healthcare sectors, as well as his substantial background as a public company chief financial officer and as an auditor and certified public accountant, the Nominating Committee of our Board of Directors concluded that Mr. Rosenman is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF HERM ROSENMAN TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR U.K. STATUTORY AUDITORS AND U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

PROPOSAL 5 – APPROVAL OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP

APPROVAL OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS OUR U.K. STATUTORY AUDITORS UNDER THE U.K. COMPANIES ACT 2006, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT GENERAL MEETING AT WHICH THE U.K. STATUTORY ACCOUNTS ARE PRESENTED

PROPOSAL 6 - AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

The Audit Committee is responsible for the selection, appointment and negotiation of the remuneration of our U.K. statutory auditors and our U.S. independent registered public accounting firm. The Audit Committee has appointed the firm of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm and principal auditors for our fiscal year ending December 31, 2017. Ernst & Young LLP has served as our U.K. statutory auditors under the U.K. Companies Act 2006 since our registration as a public limited company on August 16, 2013. Although current laws, rules and regulations, as well as the charter of the Audit Committee, require our independent auditors to be selected and supervised by the Audit Committee for our first financial year only in respect of our U.K. statutory auditors, the Board of Directors considers the selection of the independent auditors to be an important matter of shareholder concern and is submitting the selection of Ernst & Young LLP for ratification by shareholders as a matter of good corporate practice. If the shareholders do not ratify the selection of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young LLP. If the shareholders do ratify the selection of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm, the Audit Committee may nonetheless select a different auditing firm at any time during the year if it determines that such a change would be in our best interests.

Proposal 4 seeks your ratification of the appointment of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm for the fiscal year ending December 31, 2017.

Proposal 5 seeks your approval of the re-appointment of Ernst & Young LLP to serve as our U.K. statutory auditor, to hold office until the conclusion of the next general meeting at which the U.K. statutory accounts are presented to shareholders. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy.

Proposal 6 authorizes the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2017.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE

FOR:

●	Proposal 4 to ratify the appointment of Ernst & Young LLP as our U.K. STATUTORY AUDITOR AND U.S. independent registered public accounting firm for the year endING December 31, 2017;

●

Proposal 5 to approve the re-appointment of Ernst & Young LLP as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next general meeting at which our Statutory accounts are presented; and

●	Proposal 6 to authorize our Audit Committee to determine our U.K. statutory auditors’ remuneration FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 7 - RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

At the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period January 1, 2016 through December 31, 2016, which includes the audited portion of the directors’ annual report on remuneration. We will provide our shareholders with an opportunity to receive the U.K. statutory annual accounts and reports to raise questions in relation to them.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE

FOR THE RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL

ACCOUNTS AND REPORTS

PROPOSAL 8 - APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

Our U.K. statutory directors’ remuneration report is set forth as Annex A to this proxy statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Remuneration Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Remuneration Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD RECOMMENDS YOU VOTE

FOR APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON

REMUNERATION SET FORTH IN ANNEX A

PROPOSAL 9 – APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY

Our U.K. statutory directors’ remuneration policy is set forth as Part II of Annex A to this proxy statement. Our directors’ remuneration policy has as its objective the engagement and retention of high-quality directors. The original remuneration policy was approved by the shareholders at our 2014 annual general meeting. As set forth in Part II of Annex A, we submit our new proposed remuneration policy, which our Board of Directors has determined is competitive and consistent with current market practices. The policy, as proposed, amends the fixed compensation for service as a member or chair of a committee of our Board of Directors and instead requires the Board of Directors to set compensation for committee service at rates that are consistent with market practice. Similarly, the proposed remuneration policy retains the equity components of compensation but allows the Board greater discretion in fixing the size of the awards consistent with market practice. By making these changes, our Board of Directors will be required to maintain compensation practices consistent with our market peer group while having the flexibility to form committees as required to achieve Board objectives and to recruit qualified directors.

Our Board of Directors has approved the directors’ remuneration policy and believe it effective to achieve its objectives. The directors’ remuneration policy, if approved, will take effect immediately upon conclusion of the Meeting. Further information about the policy is available at Director Remuneration and Attendance.

THE BOARD RECOMMENDS YOU VOTE

FOR APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY INCLUDED IN

PART II OF ANNEX A

PROPOSAL 10 – APPROVAL OF AMENDMENT TO 2013 SHARE INCENTIVE PLAN

At the Annual Meeting, the shareholders will be asked to approve amendments to the 2013 Share Incentive Plan (“Plan”). The Plan was originally adopted by our Board of Directors on November 7, 2013 and is incorporated into our Directors’ Remuneration Policy. All employees and directors are eligible to participate in the Plan.

We are asking the shareholders to approve the following amendments to the Plan (the “Amendments”, and collectively with the Plan, the “Amended Plan”):

●     Amendment of Section 5.1 of the Plan to delete the provisions that allow for yearly increases to the shares available for issuance under the Plan. If approved, the number of shares available for issuance of the Plan would remain fixed for the duration of the Plan.

●     Amendment of Sections 8.3 and 11.3 to limit full acceleration of an equity award upon a Change of Control to those situations where a participant’s employment with the Company has been terminated.

●     Deletion of Section 12.2 to eliminate the Remuneration Committee’s discretion to make adjustments to the number and kind of shares of stock or securities subject to awards under the Plan or the exercise or purchase prices relating to Awards changes other than in connection with a change to our capital structure.

●     In addition, we are asking the shareholders to approve the addition of 283,328 shares for issuance under the Amended Plan so that the maximum number of shares available for issuance under the Amended Plan is 2,684,563, which was the original amount of shares allocated for issuance under the Plan. Following this increase, we do not anticipate requesting authorization for the issuance of additional shares under the Amended Plan prior to the expiration of the Amended Plan.

The full text of the Amended Plan, is set forth in Annex B to this proxy statement. The following description of certain features of the Amended Plan is qualified in its entirety by reference to the full text of the Plan.

Administration and Awards. The Remuneration Committee of the Board of Directors administers the Amended Plan and has the authority to exercise all powers and authorities granted to it under the Amended Plan, including the authority to grant awards, to determine the type and number of awards to be granted, to construe and interpret the Amended Plan and any award, and to determine the terms and conditions of award agreements.

All of our employees, directors, consultants and advisors are eligible to receive awards under the Amended Plan. The Amended Plan provides for the grant of options to purchase shares (including incentive stock options, nonqualified stock options, approved options and unapproved options), restricted shares, share appreciation rights, share units (including restricted share units), performance awards and other awards convertible into or otherwise based on shares. The terms applicable to each award are memorialized in award agreements. The Amended Plan imposes limits on the maximum number of shares subject to options or share appreciation rights that may be granted to any U.S. participant in any calendar year.

Shares Subject to the Amended Plan; Share Counting. If approved by the shareholders at the Meeting, the maximum number of shares available for issuance under the Amended Plan will be 2,684,563. If our shareholders do not approve the Amendments, we may experience a shortfall of shares available for issuance for stock-based compensation awards, which we believe will adversely affect our ability to attract, retain and reward the many employees who contribute to our long-term success. Shares delivered in satisfaction of awards will not include shares withheld by the Company to pay the exercise price of an award or to satisfy tax withholding requirements with respect to an award and will not include any shares underlying awards that are settled in cash, lapse, expire or that are forfeited, cancelled or terminated. The number of shares that may be delivered under the Amended Plan is subject to adjustment for share splits, recapitalizations and other changes to the Company’s capital structure.

Each share subject to an award of options or share appreciation rights will be counted against the share pool as one share. Each share subject to an award other than options or share appreciation rights will be counted against the share pool as 1.5 shares. Shares subject to an award that remain unissued upon the cancellation, surrender, exchange or termination of the award generally may again become available for issuance under the Amended Plan in an amount calculated in accordance with the share counting formula described in the preceding sentences.

Types of Awards.

●     Share Options. The Remuneration Committee may grant incentive stock options, non-qualified options, and approved and unapproved options. The exercise price of a share option will be equal to the fair market value of our ordinary shares on the date the share option is granted and the term of a share option may not exceed 10 years. Option awards are subject to vesting requirements, which are specified in individual award agreements. Generally, option awards under the Amended Plan vest annually in equal amounts over four years. Payment of the exercise price may be made in cash or check or, to the extent permitted under the Plan and the Company’s policies, through broker-assisted cashless exercise or such other method that the Remuneration Committee may permit.

The Amended Plan includes a sub-plan for issuance of approved share options to participants in the United Kingdom. The sub-plan was approved by HM Revenue and Customs and, therefore, certain option awards may benefit from favorable tax treatment for the Amended Plan participants. Approved options are subject to certain restrictions and limitations, including that an employee may only have approved options outstanding equal in value to £30,000 (valued at the date of grant of each approved option) at any one time.

The Amended Plan also includes a separate sub-plan for U.K. employees and other employees outside the U.S. and U.K. that provides for the grant of unapproved options.

●     Share Appreciation Rights. A share appreciation right, or SAR, allows the participant to receive an amount on exercise, payable in cash or in shares of equivalent value, determined by measuring the appreciation in the fair market value of our shares from the SAR’s date of grant to the date that the SAR is exercised. As with options, the right to exercise a SAR may be subject to the satisfaction of vesting condition. The fair market value of a share on the date of grant of a SAR is referred to as the “base value”. The base value from which appreciation under a SAR is measured will be no less than the fair market value of our shares on the date of grant.

●     Restricted Shares. A restricted share award is a grant of shares that is awarded and for which the participant’s rights to the shares are restricted until certain vesting conditions are satisfied. While the shares are restricted, the shares may not be transferred or pledged and may be required to be forfeited to the Company or sold back to the Company for less than fair market value if the vesting conditions are not satisfied. The specific vesting terms of a restricted share award are set forth in the award agreement. Unlike other forms of equity awarded under the Amended Plan, a participant who receives a restricted share award has the rights of a shareholder with respect to voting shares granted pursuant to the restricted share award subject to any conditions set forth in the award agreement.

●     Restricted Share Units. A restricted share unit is an unfunded and unsecured promise to deliver a specified number of shares or cash measured by the value of shares in the future, subject to the satisfaction of specified performance or other vesting conditions. Once the performance or other vesting conditions are satisfied, the Company generally will deliver the shares (or cash in lieu of shares) to the participant. The specific vesting terms of a restricted share unit are set forth in the award agreement.

●     Performance Award. A performance award is an award under the Amended Plan that is subject to the attainment of specified performance targets, as well as other conditions that the Remuneration Committee may impose. The performance targets applicable to a particular performance award will be memorialized in the award agreement. The Remuneration Committee will determine whether the performance targets or goals specified in an award have been achieved.

Corporate Transactions; Change in Control. In the event of certain mergers or consolidations of the Company, the Remuneration Committee may provide for the assumption or continuation of some or all outstanding awards; a cash-out payment with respect to some or all awards or acceleration of an award, provided, however, that full acceleration of an award will only be permissible in the event that the Change in Control results in the termination of the participant’s employment with the Company.

Alteration of Termination. The Remuneration Committee may at any time amend the Amended Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the Amended Plan as to any future grants of awards; provided, that, except as otherwise expressly provided in the Amended Plan, the Remuneration Committee may not, without the participant’s consent, alter the terms of an award, unless the expressly provided for at the time the award was granted. Any amendment to the Amended Plan will be conditioned upon shareholder approval only to the extent, if any, such approved is required by law, as determined by the Remuneration Committee.

Term. The term of the Amended Plan is ten years from the date of adoption of the original plan, or November 7, 2023. No awards may be made under the Amended Plan after November 7, 2023, unless the Amended Plan is earlier terminated, but previously granted awards may continue beyond that date in accordance with their terms.

Effective Date. The Amendments to the Plan will be effective on June 6, 2017, or such other date on which it is approved by the shareholders.

New Plan Benefits. With respect to grants under the Amended Plan, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended Plan because the grant and actual pay-out of awards under the Amended Plan are subject to the discretion of the Remuneration Committee.

Material U.S. Income Tax Consequences of Participation in the Amended Plan

The material U.S. federal income tax consequences of awards granted under the Amended Plan are summarized below based on U.S. tax laws in effect as of the date of this proxy statement. Changes to U.S. tax laws could alter the tax consequences described below. This summary is not intended to be exhaustive, and does not discuss estate, gift, employment, and net investment income taxes or the tax laws of any municipality, state, or foreign country (including the UK, which is discussed below). Awards are generally subject to withholding at exercise or payment. This summary assumes that all awards granted under the Amended Plan will be either exempt from or compliant with Section 409A of the Internal Revenue Code.

Incentive Stock Options. A U.S. participant generally will not have income upon the grant or exercise of an incentive stock option; however, the value recognized upon exercise may be subject to alternative minimum tax. Income from the sale of shares will be taxed as long-term capital gain if the participant has held the shares for more than two years after grant and more than one year after exercise. If these waiting periods are not satisfied prior to sale, the participant will realize (a) compensation income equal to the excess, if any, of the lesser of the proceeds received or the value of the shares upon exercise over the exercise price and (b) capital gain equal to the excess, if any, of the proceeds received over the value of the shares upon exercise. Shares sold at a loss will be treated as a capital loss.

Nonstatutory Options and Share Appreciation Rights. A U.S. participant will not have income upon the grant of a nonstatutory option or stock appreciation right, but will have compensation income upon exercise equal to the value of the shares and/or cash received upon exercise less the exercise price. When the shares are sold, the participant will have capital gain or loss equal to the difference between the sale proceeds and the value of the shares upon exercise.

Restricted Shares. A U.S. participant will not have income upon the grant of restricted shares unless the participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days after grant. If a timely Section 83(b) election is made, then the participant will have compensation income at grant equal to the value of the shares upon grant less any purchase price. When the shares are sold, the participant will have capital gain or loss equal to the difference between the sale proceeds and the value of the shares upon grant. If a timely Section 83(b) election is not made, the participant will have compensation income at vesting equal to the value of the shares on the vesting date less any purchase price. When the shares are sold, the participant will have capital gain or loss equal to the sale proceeds less the value of the shares upon vesting.

Restricted Share Units (“RSUs”). A U.S. participant will have compensation income equal to the value of the cash or shares received upon settlement of the RSU less any purchase price. If the RSU is settled in shares, the participant will have capital gain or loss when the shares are sold equal to the sale proceeds less the value of the shares on the payment date.

Other Share-Based Awards. The tax consequences associated with any other share-based awards will vary depending on the specific terms of the award.

Capital Gain or Loss. Capital gain or loss will be treated as long-term if the participant has held the shares for more than one year; otherwise, it will be treated as short-term.

Material U.K. Income Tax Consequences of Participation in the Amended Plan

The material U.K. income tax and social security consequences of awards granted under the Amended Plan are summarized below based on current U.K. tax law and the published practice of HMRC applying as of the date of this proxy statement (both of which are subject to change at any time, possibly with retrospective effect). This summary is not intended to be exhaustive, does not constitute legal or tax advice and does not purport to be a complete analysis of the U.K. tax treatment of awards. Moreover, the tax effects of participation in the Amended Plan may vary depending on the facts pertaining to each participant. Each participant who receives an award should consult his or her own tax advisor with respect to his or her individual tax position and the effect of any legislative revisions on such position.

Unrestricted Shares: A participant receiving unrestricted shares will generally be subject to income tax and U.K. employee’s national insurance contributions (“NICs”) at the time of grant. The taxable amount will equal the excess of the fair market value of the unrestricted shares on the grant date over any amount the participant pays for the unrestricted shares.

Restricted Shares. A participant will generally not be subject to income tax and NIC on the grant of restricted shares if the restrictions will be lifted within five years of the grant date. However, an income tax and NIC charge on grant could arise if the participant makes an election under Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) within 14 days after grant. The taxable amount will be the unrestricted market value of the shares on grant less the purchase price. When the shares are sold, the participant will have a capital gain or loss equal to the difference between the sale proceeds and the amount upon which income tax and NIC has been paid. If a timely Section 431 election is not made, the participant will have an income tax and NIC charge at vesting (when the restrictions cease to apply) on the value of the shares on the vesting date less the purchase price. When the shares are sold, the participant will have a capital gain or loss equal to the sale proceeds less the amount upon which income tax has been paid.

Company Share Options (“CSOPs”). CSOPs are tax-qualified options which are intended to meet the requirements of Schedule 4 of Part 5 to ITEPA 2003. Eligible employees can hold unexercised CSOP options over shares with an unrestricted market value of up to £30,000 (based on the unrestricted market value at grant). Any CSOP options granted in excess of that limit will not benefit from the U.K. tax-advantaged treatment. A CSOP option must have an exercise price that is not less than the unrestricted market value of the shares under option on the grant date. In addition, a CSOP option must not be capable of exercise for at least three years save in certain specified circumstances including, a change of control or takeover of the Company, or if a participant ceases to be an employee or director because of injury, disability, redundancy or retirement. Where the tax requirements are met, there will be no income tax or NICs payable on the grant or exercise of a qualifying CSOP option.. When the shares are sold (following exercise), all proceeds received by a participant will be subject to capital gains tax.

Non-qualified Options (also referred to as “Unapproved Options”). If a participant holds an option which was not granted as a CSOP option, then this will be a non-qualified option. If an option was originally granted as a CSOP option (described above), then it may have ceased to be a tax-qualified CSOP option in certain circumstances and so will be treated as a non-qualified option. Non-qualified options are subject to income tax and NIC on the exercise of the option. The taxable amount will be the amount by which the market value of the shares on exercise exceeds the exercise price. Upon a subsequent sale of the shares, the participant will have a capital gain or loss equal to the difference between the sale proceeds and the amount upon which the participant has paid income tax at their marginal rate.

Share Appreciation Rights (“SAR”). A participant will not have an income tax charge upon the grant of a SAR, however, an income tax and NIC charge will arise on the exercise of the SAR. The taxable amount will be the value of the share and/or cash received on exercise less the exercise price (if any). Cash-settled SARs will be paid through payroll subject to deductions for income tax and NICs. Upon the sale of shares acquired on the exercise of a share-settled SAR, the participant will have a capital gain or loss equal to the difference between the sale proceeds and the amount upon which the participant has paid income tax.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE

FOR THE APPROVAL OF THE PROPOSED AMENDMENT OF

THE 2013 SHARE INCENTIVE PLAN

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

As stated above, our Board of Directors currently consists of nine directors, divided into three classes. Following the Meeting, if proposals 1 through 3 are approved, our Board of Directors will have nine directors, with three members in each class of directors. The biographical information for Patrick J. Balthrop, Patricia Randall and Herm Rosenman, the three nominees to our Board of Directors as class I directors is provided in the foregoing proposals. Below is biographical information for the class II and class III directors who will remain seated following the Meeting.

Class II Directors — Continuing in Office until the 2018 Annual General Meeting of Shareholders

Ronald A. Andrews, Jr., 57, is a director, having been appointed in November 2015. Mr. Andrews was the president of the genetic sciences division of Thermo Fisher Scientific from September 2013 to December 2014. He assumed this position upon Thermo Fisher’s acquisition of Life Technologies Corporation, where he had been the president of the medical sciences venture from February 2012 to September 2013. Following the acquisition, Mr. Andrews led the integration of Life Technologies’ next generation sequencing technology into multiple instrument platforms and developed one of the most robust bio-informatic engines in oncology. Before joining Life Technologies, he served as chief executive officer of GE Molecular Diagnostics from December 2010 to February 2012. He assumed this position upon GE Healthcare’s acquisition of Clarient, Inc., a NASDAQ-listed specialty oncology laboratory, at which he had served as chief executive officer from August 2004 until December 2010. Earlier in his career, Mr. Andrews held several leadership roles at Roche Molecular Diagnostics, Molecular Diagnostics, Inc. and Immucor Inc. He is currently a member of the Board of Governors of CancerLinQ LLC, a wholly-owned non-profit subsidiary of the American Society of Clinical Oncology and a member of the Board of the Mission Hospital Foundation. Mr. Andrews earned his bachelor’s degree from Wofford College. Based on his extensive experience as a senior executive and member of the board of directors of companies in the healthcare sector, the Nominating Committee of our Board of Directors concluded that Mr. Andrews is qualified to serve on our Board of Directors.

Stephen L. Spotts, 62, was first appointed to the Board of Directors in November 2010. Mr. Spotts is chief executive officer, president, director and founder of ProTom International, Inc., a medical technology company focused on proton therapy for cancer patients founded in April 2007. In May 2015, ProTom International filed a petition of bankruptcy in the U.S.D.C. for the Northern District of Texas under Chapter 11 of the U.S. Bankruptcy Code. After recapitalization, the proton therapy business conducted by the company emerged from bankruptcy in August, 2015 as ProTom International Holding Corporation. Before founding ProTom, from 2000 to 2006, Mr. Spotts was president, chief executive officer, and a member of the board of directors of Pathology Partners, Inc. (now known as Miraca Life Sciences, Inc.) From 2005 through June 2008, he served on the board of directors of Genoptix, Inc., a California-based, publicly traded specialized laboratory service provider focused on delivering personalized and comprehensive diagnostic services to community-based hematologists and oncologists (Genoptix Inc. was acquired by Novartis AG in 2011). Mr. Spotts earned his bachelor’s degree in Business Administration from the University of Mississippi. Based on his experience in the diagnostics industry and his senior management experience in other companies, the Nominating Committee of our Board concluded that Mr. Spotts is qualified to serve on our Board of Directors.

James R. Tobin, 72, was first appointed to Board of Directors in December 2014. Mr. Tobin served as chief executive officer and president of Boston Scientific Corporation, a medical device company, from March 1999 to July 2009. Prior to that, he served as the chief executive officer and president of Biogen Idec, Inc. or Biogen, a global biotech company from 1997 to 1998 and as Biogen’s president and chief operating officer from 1994 to 1997. Before joining Biogen, Mr. Tobin spend 22 years with Baxter International, or Baxter, a global healthcare company, rising from financial analyst to president and chief operating officer, holding various positions with senior management during his tenure. He is currently a member of the board of directors of Globus Medical, Inc., a publicly traded medical device company and two other private companies. He served as a Lieutenant in the U.S. Navy from 1968 to 1972. Mr. Tobin earned his bachelor’s degree from Harvard College and a master’s degree in Business Administration from the Harvard Business School. Based on his extensive experience as a senior executive and member of the board of directors of numerous public companies in the life sciences industry, the Nominating Committee of our Board concluded that Mr. Tobin is qualified to serve on our Board of Directors.

Class III Directors — Continuing in Office until the 2019 Annual General Meeting of Shareholders

Richard A. Sandberg, 74, is Chairman of our Board of Directors, a position he has held since September 2008. He has played a principal role in starting and building a number of medical diagnostic companies including that of founder, chairman, chief executive officer, and chief financial officer of DIANON Systems Inc., a publicly traded oncology diagnostics company that was a pioneer in marketing new diagnostic technologies as a service rather than a product offering. He also served as chairman and chief financial officer of Lifecodes Corporation, a pioneer in DNA testing technology; chief financial officer and director of Matritech, Inc., a publicly traded biotechnology company specializing in proteomic diagnostic products for the early detection of a variety of cancers; and as chief financial officer of Critical Diagnostics, Inc., a company specializing in developing new diagnostic tests for cardiology. He has also served as a director of North American Scientific Inc., a publicly held developer and marketer of radiation therapy products and systems for treating breast and prostate cancer, from 2005 to 2009; as a director of Ethan Allen Interiors Inc., an international manufacturer and retailer of fine home furnishings, from 2003 to 2009; and serves as chairman of two privately held diagnostic companies. Mr. Sandberg earned his bachelor’s degree in Business from Northwestern University and a master’s in Business Administration from Harvard University. Based on his extensive experience as a senior executive and director of numerous public and private companies in the healthcare sector, the Nominating Committee of our Board of Directors concluded that Mr. Sandberg is qualified to serve on our Board of Directors.

Andrew Scott Walton, 50, is a director, having been appointed in November 2015. From September 2012 to January 2017, Mr. Walton served as president and chief executive officer of Ameritox, a company that offers laboratory testing and practice management tools to help clinicians coordinate and optimize the care of chronic pain and behavioral health patients. Prior to Ameritox, from April 2005 to June 2012, he held senior leadership positions within Laboratory Corporation of America, most recently as executive vice president of the esoteric testing businesses, and a member of LabCorp’s five person executive committee. Before leading the esoteric businesses at LabCorp, he had numerous roles with the company including heading up strategic planning and merger & acquisition activities, and serving as the company’s chief information officer. Earlier in his career, he held management consultant positions with PricewaterhouseCoopers, KPMG and Ernst & Young where he focused on the healthcare market. Mr. Walton earned his bachelor’s degree from Yale University and a master’s degree in Business Administration from the Harvard Business School. Based on his extensive experience as a senior executive at companies in the healthcare sector, the Nominating Committee of our Board of Directors concluded that Mr. Walton is qualified to serve on our Board of Directors.

Peter Wrighton-Smith, 42, is our chief executive officer and a director. He has held both positions since founding Oxford Immunotec in 2002. Before founding Oxford Immunotec, Dr. Wrighton-Smith held senior positions with PowderJect Pharmaceuticals PLC, including senior projects director, a business development role, and managing director of PowderJect Diagnostics Ltd., a subsidiary of PowderJect engaged in the development of cellular immune based diagnostics. During his tenure with PowderJect, the company became a global vaccines business with more than 1,000 employees. He is currently a member of the board of directors of Inivata Limited, a global clinical cancer genomics company. Dr. Wrighton-Smith has a master’s degree in Engineering, Economics & Management, and a doctorate in Medical Engineering, both from Oxford University. Based on his extensive experience as our Chief Executive Officer, the Nominating Committee of our Board of Directors concluded that Dr. Wrighton-Smith is qualified to serve on our Board of Directors.

Corporate Governance

Structure of our Board of Directors

The leadership structure of our current Board of Directors separates the positions of CEO and Chairman of the Board. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. The Board of Directors consists of a majority of independent directors. The Board believes this independence is appropriate for the Company for it allows for sufficient independent oversight of management.

Independence of our Board of Directors

Our Board of Directors has determined that all of our directors, other than Dr. Wrighton-Smith and Ms. Randall, qualify as “independent” directors in accordance with the independence requirements under the applicable listing standards of The NASDAQ Global Market, as well as applicable rules promulgated by the SEC. Dr. Wrighton-Smith is not considered independent because he is an employee of the Company. Ms. Randall is not considered independent because she was employed by us during the past three years. Under applicable listing standards of The NASDAQ Global Market and under rules promulgated by the SEC, Ms. Randall will meet the independence requirements as of June 12, 2017.

Our Board of Directors has determined that, for each independent director, no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Additionally, there are no family relationships among any of our directors or executive officers.

Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Nominating Committee, Audit Committee and Remuneration Committee of our Board of Directors are comprised entirely of directors determined by the Board of Directors to be independent.

Committees of our Board of Directors

Our Board of Directors presently has four standing committees: the Audit Committee; the Nominating Committee, the Remuneration Committee; and the Corporate Governance and Compliance Committee. The charters for each of these committees can be found in the Corporate Governance section on our website at http://investor.oxfordimmunotec.com.

Audit Committee

Our Audit Committee is currently composed of Messrs. Rosenman, Sandberg, Spotts, and Walton with Mr. Rosenman serving as chair of the committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of The NASDAQ Global Market. Our Board of Directors has determined that Mr. Rosenman is an “audit committee financial expert” within the meaning of SEC regulations and the applicable listing standards of The NASDAQ Global Market. The Audit Committee held six meetings during 2016. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board of Directors for approval.

Remuneration Committee

Our Remuneration Committee is currently composed of Messrs. Tobin, Andrews, Balthrop and Rosenman with Mr. Tobin serving as chair of the committee. Our Board of Directors has determined that each member of the Remuneration Committee is “independent” as defined under the applicable listing standards of The NASDAQ Global Market. The Remuneration Committee held eight meetings during 2016. The Remuneration Committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Remuneration Committee;

•	producing a Remuneration Committee report on executive compensation as required by the rules of the SEC to be included in our annual proxy statement;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the applicable listing standards of The NASDAQ Global Market; and

•	reviewing and making recommendations to our Board of Directors with respect to director compensation.

Our Board of Directors has delegated to the Remuneration Committee the authority to determine the remuneration for our executive officers. Non-executive director remuneration is recommended by our Remuneration Committee to the Board of Directors for approval. Our executive officers participate in general discussions with our Remuneration Committee and Board of Directors about these remuneration matters but they do not participate in discussions during which their individual remuneration is being considered and approved.

Our Remuneration Committee has retained Radford, an Aon Hewitt company, an executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, provide the committee with advice and recommendations regarding material executive remuneration decisions, and review remuneration proposals of management. After review and consultation with Radford, the Remuneration Committee determined that Radford is independent and that there is no conflict of interest resulting from retaining Radford currently or in 2017. In reaching these conclusions, our Remuneration Committee considered the factors set forth in the SEC rules and the applicable listing standards of The NASDAQ Global Market.

None of the members of our Remuneration Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of our Remuneration Committee or the Remuneration Committee of any entity that has one or more executive officers serving on our Board of Directors. For a description of transactions between us and members of our Remuneration Committee and affiliates of such members, please see “Transactions with Related Persons.”

Non-executive director remuneration is recommended by our Remuneration Committee to the Board of Directors for approval.

Corporate Governance and Compliance Committee

Our Corporate Governance and Compliance Committee is currently composed of Ms. Randall and Messrs. Balthrop, Spotts, Tobin, and Walton, with Ms. Randall serving as chair of the Committee. The Corporate Governance and Compliance Committee has responsibility for the oversight and administration of the Company’s corporate governance guidelines, including those guidelines related to the structure and organization of our Board of Directors. The Committee also oversees the Company’s adherence to its Code of Business Conduct and Ethics, including the Corporate Compliance Program. The committee held four meetings during 2016.

Nominating Committee

The Nominating Committee (the “Nominating Committee”) is comprised of Messrs. Andrews, Balthrop, Rosenman, Sandberg, Spotts, Tobin and Walton, with Mr. Balthrop serving as chair of the committee. The committee was formed in February 2017 and has primary responsibility for identifying and nominating suitable candidates for election to the Board of Directors. Prior to establishment of the Nominating Committee, responsibility for identifying and nominating candidates for election to the Board of Directors was with the independent members of the Board of Directors.

Board Oversight of Risk Management

Our management is primarily responsible for assessing and managing risk, while our Board of Directors is responsible for overseeing management’s execution of its responsibilities. The leadership structure of the Board of Directors separates the positions of CEO and Chairman of the Board, which is believed to be appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives.

Our Board of Directors is supported by its committees in fulfillment of this responsibility. For example, our Audit Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. Our Remuneration Committee strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Our Nominating Committee recommends and nominates suitable candidates for director and oversees management’s succession planning. Our Corporate Governance and Compliance Committee ensures that our governance policies and procedures are appropriate.

Director Nomination Process

Currently, the Nominating Committee of the Board of Directors reviews and identifies possible candidates for the Board of Directors, approving for appointment such candidates as appropriate in light of the Board of Directors Membership Criteria (the “Criteria”). These Criteria are posted in the Investors - Corporate Governance section on our website at http://investor.oxfordimmunotec.com as part of the Corporate Governance Guidelines. These Criteria describe specific traits, abilities and experience that the Board of Directors looks for in determining candidates for election to the Board of Directors, which include, among others:

•	the highest personal and professional ethics, integrity and values;
•	commitment to representing the long-term interests of the Company’s shareholders;
•	independence under the standards promulgated by The NASDAQ Global Market; and
•

ability to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on our behalf, including attending all Board of Directors and applicable committee meetings.

Although we do not have a standalone diversity policy, diversity is among the critical factors that the Board of Directors considers when evaluating its composition. It is the policy of the Nominating Committee that the composition of the Board of Directors reflect a range of talents, ages, skills, character, diversity and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, corporate governance, and diagnostics and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. The Nominating Committee believes that the current members of the Board of Directors and nominees to the Board of Directors reflect an appropriate diversity of gender, age, race, geographical background and experience but are committed to continuing to consider diversity issues in evaluating the composition of the Board of Directors.

The Board of Directors’ policy does not contemplate any disparate treatment of management nominees versus those put forth by our shareholders.

Shareholder Recommendations and Nominees

It is the policy of our Board of Directors that the Nominating Committee of our Board of Directors consider both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by writing to our Company Secretary at the address below and providing evidence of the shareholder’s ownership of our ordinary shares, the nominee’s name, home and business address and other contact information, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any relationships between the recommended candidate and the Company within the last three fiscal years.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating Committee of the Board of Directors. Shareholders who desire to nominate persons directly for election to the Board of Directors at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information –Shareholder Proposals for 2017 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, and any director so elected will serve until the next shareholders’ meeting at which directors are elected.

You may write to the Board of Directors at:

c/o Elizabeth Keiley

Senior Vice President, General Counsel & Company Secretary

Oxford Immunotec Global PLC

700 Nickerson Road, Suite 200

Marlborough, MA 01752

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. The code of business conduct is available in the Investors - Corporate Governance section on our website at http://investor.oxfordimmunotec.com. We expect that any amendments to the code or any waivers of its requirements will be disclosed on our website.

Corporate Governance Guidelines

We have adopted written corporate governance guidelines that apply to our Board of Directors and its members. The corporate governance guidelines are available in the Investors - Corporate Governance section on our website at http://investor.oxfordimmunotec.com. We expect that any amendments to our corporate governance guidelines or any waivers of its requirements will be disclosed on our website.

Shareholder Communication with the Board of Directors

It is the policy of our Board of Directors to allow shareholders to communicate with its members. Communications may be addressed to the entire Board of Directors, to the non-management directors as a group, or to any individual director. All such communications will be initially received and processed by the office of our Company Secretary. Spam, junk mail, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements and threatening, hostile, illegal and similarly unsuitable communications will not be delivered to the Board of Directors, provided that such information will be made available to a director upon request. To contact members of the Board of Directors, a shareholder should send a letter to the following address:

c/o Elizabeth Keiley

Senior Vice President, General Counsel & Company Secretary

Oxford Immunotec Global PLC

700 Nickerson Road, Suite 200

Marlborough, MA 01752

DIRECTOR REMUNERATION AND ATTENDANCE

In October 2013, our Board of Directors adopted a non-executive directors’ remuneration policy (“directors’ remuneration policy”) for our non-executive directors who are unaffiliated (“unaffiliated directors”) with a shareholder of our Company that holds 5% or more of our outstanding shares (“significant investors”). For purposes of the directors’ remuneration policy, a director is considered affiliated with a significant investor it, at the time of the initial election or appointment or at any time during service as a director, he or she is or becomes an employee, officer, director, manager, managing member or general partner of a significant investor, or an employee, officer, director, manager, managing member or general partner of an entity that is an affiliate of a significant investor.

Affiliated directors do not receive director compensation. We presently have no affiliated directors. In addition, we do not pay director compensation to Dr. Wrighton-Smith because he is compensated as our employee.

We have eight unaffiliated directors eligible for compensation under the directors’ remuneration policy: Mr. Sandberg, who serves as Chairman of our Board of Directors, Messrs. Andrews, Balthrop, Rosenman, Spotts, Tobin and Walton and Ms. Randall. We reimburse all directors for out-of-pocket costs incurred in their performance of service as directors in accordance with our standard expense reimbursement policies and procedures.

Under our directors’ remuneration policy in effect in 2016, unaffiliated directors earned the following cash compensation:

Cash Compensation
Board of Directors	$35,000
Chairman (additional retainer)	$65,000
Audit and Remuneration Committee Chairs (additional retainer)	$15,000
Corporate Governance and Compliance Committee Chair (additional retainer)	$10,000
Audit Committee member/non-Chair (additional retainer)	$7,500
Remuneration Committee member/non-Chair (additional retainer)	$6,250
Corporate Governance and Compliance Committee Member/non-Chair (additional retainer)	$5,000

Unaffiliated directors may also receive equity compensation in the form of share options under our 2013 Incentive Share Option Plan. Equity compensation for unaffiliated directors is divided into two components: (1) an initial option award granted upon first appointment or election to our Board of Directors and covering 14,914 of our ordinary shares, with the right to exercise vesting in three equal installments on the date of the three succeeding annual general meeting of shareholders and (2) an annual option award granted to each newly appointed or elected member of our Board of Directors upon the date of first appointment or election and to each continuing member of our Board of Directors on the day of the annual general meeting of shareholders. The annual option award covers 7,457 of our ordinary shares; provided, however, if initial appointment or election is not at an annual general meeting of shareholders and is made less than six months before such meeting will be held, the award will cover 3,728 of our ordinary shares. The exercise price of all options granted to unaffiliated directors will be the fair market value of the shares at the close of trading on the date of grant.

In 2016, our Board of Directors met eight times. All of our then current directors attended a minimum of 75% of the meetings of our Board of Directors and its committees during 2016. Our directors are strongly encouraged to attend our annual general meeting of shareholders.

In 2016, our unaffiliated directors received the compensation shown below, plus reimbursement for reasonable travel expenses.

Director Compensation for Fiscal Year 2016

Name	Fees Earned in Cash ($)	Option Awards ($)(1)		Total ($)
Ronald A. Andrews, Jr.	41,250	26,408	(2)	67,658
Patrick Balthrop, Sr.	43,173	117,661	(3)	160,834
Patricia Randall	45,000	26,408	(2)	71,408
Herm Rosenman	56,250	26,408	(2)	82,658
Richard A. Sandberg	100,000	26,408	(4)	126,408
Stephen L. Spotts	47,500	26,408	(4)	73,908
James R. Tobin	55,000	26,408	(2)	81,408
A. Scott Walton	47,500	26,408	(2)	73,908

(1)

Amounts shown reflect the grant date fair value of options awarded in 2016 determined in accordance with FASB Topic 718. Assumptions used in the calculation of these amounts are included in Note 10, “Share option and equity incentive plans,” to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016, (“2016 Form 10-K”).

(2)	Ms. Randall and Messrs. Andrews, Rosenman, Tobin and Walton received annual option awards on June 28, 2016, which was the day of the 2016 annual general meeting of shareholders.
(3)

Mr. Balthrop received an initial option award covering 14,914 ordinary shares and a prorated annual option award covering 3,728 ordinary shares upon his election to the Board on January 29, 2016. Mr. Balthrop also received an annual option award on June 28, 2016, which was the day of the 2016 annual general meeting of shareholders.

(4)	Mr. Sandberg and Mr. Spotts received annual option awards on June 28, 2016, which was the day of the 2016 annual general meeting of shareholders.

Deeds of Indemnification

We have entered into deeds of indemnification with each of our directors and executive officers. Pursuant to these agreements, we agree to indemnify these individuals to the fullest extent permissible under English law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director or officer, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also agree to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them.

Non-Executive Director Appointment Letters

We have entered into letters of appointment with each of our non-executive directors. These letters set forth the main terms on which each of our non-executive directors serve on our Board of Directors. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination and approval by the Nominating Committee of the Board of Directors, re-election by the shareholders and any relevant statutory provisions and provisions of our Articles of Association relating to removal of a director.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers as of the date of this proxy statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected. Information with respect to the directors and director nominees of the Company, including information for Dr. Peter Wrighton-Smith, is included under the caption Board of Directors and Corporate Governance.

Name	Age	Position

Peter Wrighton-Smith, Ph.D.	42	Chief Executive Officer and Class III Director

Richard M. Altieri	57	Chief Financial Officer

Jeff R. Schroeder	55	Chief Commercial Officer

Peter Edwardson, Ph.D.	55	Chief Operations Officer

Elizabeth M. Keiley	51	Senior Vice President, General Counsel

Peter Wrighton-Smith, Chief Executive Officer

For biographical information regarding Dr. Wrighton-Smith, refer to the discussion under “Board of Directors and Corporate Governance”.

Richard M. Altieri, Chief Financial Officer

Mr. Altieri is our Chief Financial Officer, a position he has held since joining us in January 2012. Before joining the Company, from July 2007 through December 2011, Mr. Altieri was vice president and chief financial officer of Salient Surgical Technologies, Inc., a medical technology company that developed and marketed surgical advanced energy products. From 2004 to 2007, Mr. Altieri was senior vice president of finance and chief financial officer of Straumann USA, a global leader in the field of implant dentistry and dental tissue regeneration. Earlier in his career, beginning in 1992, Mr. Altieri was vice president and chief financial officer of Mitek Surgical Products, Inc., which was acquired by Johnson & Johnson in 1995. Following the acquisition, Mr. Altieri continued to oversee the financial operations of DePuy Mitek as vice president – finance through 2004. Mr. Altieri earned his bachelor’s degree in Accounting from Northeastern University and his master’s degree in Business Administration from Babson College.

Jeff R. Schroeder, Chief Commercial Officer

Mr. Schroeder has been our Chief Commercial Officer since October 2013, overseeing worldwide sales and marketing operations. Prior to becoming our Chief Commercial Officer, Mr. Schroeder served as our President, North America from February 2007 to October 2013, overseeing sales and marketing operations in the United States. Before joining Oxford Immunotec, from 2002 to 2007, he served as vice president of sales, breast health and vice president of marketing at Cytyc Corporation, which manufactured and sold tests used in the diagnosis of cervical cancer and other women’s health-related illnesses and merged with Hologic Corporation in 2007. Before working at Cytyc, from 2000 to 2002, Mr. Schroeder was vice president, sales and marketing for CytoLogix Corporation, a cellular diagnostics company. Earlier in his career, from 1984 to 2000, Mr. Schroeder held various sales positions with increasing levels of responsibility for the diagnostics division of Abbott Laboratories, ultimately becoming director of worldwide marketing for the division. Mr. Schroeder earned his bachelor’s degree from Southeast Missouri State University.

Peter Edwardson, Ph.D., Chief Operations Officer

Dr. Edwardson has been our Chief Operations Officer since October 2013, overseeing manufacturing, research and development activities and regulatory affairs worldwide, and our quality assurance and laboratory operations outside the U.S. Prior to becoming our Chief Operations Officer, Dr. Edwardson served as General Manager of our operations in the United Kingdom, with primary responsibility for all manufacturing and research and development activities. Dr. Edwardson joined Oxford Immunotec in 2008 and has over 20 years of experience in the medical device industry in both small start-up companies and large corporations. Immediately before joining Oxford Immunotec, from 2003 to 2008, Dr. Edwardson was vice president of medical technologies for Prometic Biosciences Ltd., a subsidiary of Prometic Life Sciences Inc., which designed, developed, manufactured and commercialized affinity adsorbents sold to biopharmaceutical companies for use in their drug manufacturing processes. From 1999 to 2003, he served as technical director at Tayside Flow Technologies and Tissuemed Ltd, two start-up companies focused on development and commercialization of implantable devices. Dr. Edwardson earned his bachelor’s degree in Biochemistry and Physiology from Leeds University and his doctorate from Cambridge University.

Elizabeth M. Keiley, Senior Vice President and General Counsel

Ms. Keiley is our Senior Vice President, General Counsel, having been promoted in March 2017. From January 2015 to March 2017, she held the position of Vice President, General Counsel. In this role, Ms. Keiley has had responsibility for all of our legal affairs. She joined us in September 2012 and served as Associate General Counsel until her promotion in January 2015 to Vice President, General Counsel. Before joining us, from July 2008 to March 2012, Ms. Keiley was Assistant General Counsel, Americas of Zimmer, Inc., a subsidiary of Zimmer Holdings, Inc., the world’s largest pure-play orthopedic device manufacturer. Before working at Zimmer, Ms. Keiley was a trial lawyer and partner with Wildman, Harrold, Allen & Dixon in Chicago, Illinois where she represented clients in a wide variety of commercial disputes and transactions. Ms. Keiley earned her bachelor’s degree in Psychology/Philosophy from Boston College and her juris doctor from Loyola University School of Law.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information regarding the compensation awarded to, earned by or paid to our Chief Executive Officer, as well as our Chief Commercial Officer and Chief Financial Officer, who were our next two most highly compensated executive officers during 2016. We refer to these individuals as our named executive officers.

Name and principal position held at the end of Fiscal 2016	Year	Salary	Stock awards (1)	Option awards (1)	Non-equity incentive plan compensation (2)	All other compensation	Total ($)
Peter Wrighton-Smith	2016	$370,383	$316,000 (4)	$594,446	$295,603	$20,004(5)	$1,596,436

Chief Executive Officer (3)	2015	$414,526	$311,572 (6)	$602,910	$256,073	$31,189 (7)	$1,616,270

Jeff R. Schroeder	2016	$347,000	$127,247 (8)	$235,353	$217,569	$4,772(9)	$931,941
Chief Commercial Officer	2015	$334,000	$114,344 (10)	$221,120	$173,100	—	$842,564

Richard M. Altieri	2016	$300,000	$100,007 (11)	$184,961	$217,170	$4,500(12)	$806,638
Chief Financial Officer	2015(13)	—	—	—	—	—	—
(1)

Amounts shown reflect the grant date fair value of options, restricted shares and restricted share units awarded in 2015 and 2016, as applicable, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10, “Share option and equity incentive plans,” to our audited consolidated financial statements included in our 2016 Form 10-K.

(2)

2016 figures include amounts paid in March 2017 under our annual cash bonus program and earned with respect to 2016 performance. 2015 figures include amounts paid in March 2016 under our annual cash bonus program and earned with respect to 2015 performance. See “—2016 incentive compensation” below for more information on these payments.

(3)

Except for the equity awards made to Dr. Wrighton-Smith since becoming a publicly traded company, compensation paid to Dr. Wrighton-Smith is denominated in Pounds Sterling. For purposes of this table, all 2015 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of December 31, 2015 (£1/$1.48045). 2016 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of December 31, 2016 (£1/$1.23461).

(4)

Amount reflects 30,950 restricted share units awarded in 2016, the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 30% on the fourth anniversary of the date of grant.

(5)

Amount represents a Company match of voluntary retirement plan contributions made by Dr. Wrighton-Smith in the amount of $15,538 and benefits payable under other Company benefit plans available to all employees in the aggregate amount of $4,466.

(6)

Amount reflects 22,066 restricted share units awarded in 2015, the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 30% on the fourth anniversary of the date of grant.

(7)

Amount represents a Company match of voluntary retirement plan contributions made by Dr. Wrighton-Smith in the amount of $28,147 and benefits payable under other Company benefit plans available to all employees in the aggregate amount of $3,042.

(8)

Amount reflects 12,463 restricted share units granted in 2016, the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 30% on the fourth anniversary of the date of grant.

(9)	Amount represents a Company match under the Company’s 401(k) Plan.
(10)

Amount reflects 8,098 restricted share units granted in 2015, the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 30% on the fourth anniversary of the date of grant.

(11) Amount reflects 9,795 restricted share units awarded in 2016, the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 30% on the fourth anniversary of the date of grant.

(12)	Amount represents a Company match under the Company’s 401(k) Plan.
(13)	In 2015, Mr. Altieri was not our third highest compensated executive officer. Accordingly, information from Mr. Altieri in 2015 is not reflected.

Peer Group

When setting executive compensation, the Remuneration Committee considers relevant market pay practices to increase our ability to recruit and retain high performing talent. In assessing market competitiveness, the compensation of our named executive officers is reviewed against executive compensation of a peer group of publicly-traded companies (the “Peer Group”). In 2016, we focused on companies offering comparable services and products, of a comparable size with respect to revenue, market capitalization and employees.

For purposes of setting executive compensation for 2016, our Peer Group consisted of the following companies:

Company	Symbol	# of Employee	Revenue ($M)	Net Income ($M)	Market Value ($M)
AtriCure	ATRC	430	142.5	-35.0	626.1
BioLase Technology	BIOL	200	50.4	-15.6	118.4
Cerus	CERS	176	34.6	-65.5	547.5
ConforMIS	CFMS	380	72.1	-61.2	385.1
Cutera	CUTR	262	103.0	-2.2	216.5
Derma Sciences	DSCI	260	84.9	-18.0	130.3
Entellus Medical	ENTL	243	68.5	-23.0	353.2
GenMark Diagnostics	GNMK	233	45.2	-46.0	540.8
Invuity	IVTY	148	26.5	-41.4	112.8
LeMaitre Vascular	LMAT	339	81.8	9.4	438.6
NanoString	NSTG	307	75.3	-43.7	467.4
NeoGenomics	NEO	850	175.2	-1.0	724.8
OraSure Technologies	OSUR	326	122.7	12.4	487.5
Pacific Biosciences	PACB	394	90.1	-37.4	653.0
Rockwell Medical	RMTI	300	55.6	-18.4	346.5
STAAR Surgical	STAA	360	79.9	-12.8	444.9
SurModics	SRDX	168	70.6	8.7	327.0
Tandem Diabetes	TNDM	482	87.9	-70.5	71.7
Utah Medical Products	UTMD	169	40.2	12.7	256.5
Vascular Solutions	VASC	568	154.8	9.7	962.7
Veracyte	VCYT	192	54.6	38.3	247.7

2016 Incentive Compensation

In 2016, our management incentive compensation plan provided our named executive officers with an annual cash incentive compensation opportunity. For all executive officers, except our chief executive officer, the annual cash incentive compensation opportunity was equal to 50% of the executive officer’s base salary. For our chief executive officer, the annual cash incentive compensation opportunity was equal to 70% of his base salary. In the case of each executive officer, the annual cash incentive compensation opportunity was subject to our achievement of corporate performance goals established by the Remuneration Committee at the beginning of the fiscal year, and the achievement of qualitative and quantitative individual performance goals established at the beginning of the fiscal year by our Remuneration Committee for Dr. Wrighton-Smith and by Dr. Wrighton-Smith for the other executive officers. The Remuneration Committee annually establishes the weightings to be given to corporate versus individual goals.

For 2016, our corporate goals included the achievement of certain revenue levels for the United States and outside the United States, gross margin targets and product development milestones. For 2016, our corporate goals were achieved at 114%. The following was our determination of individual goal attainment in 2016: Dr. Wrighton-Smith, 100%; Mr. Schroeder, 110%; and Mr. Altieri, 127%. The actual award amounts were calculated by multiplying the base salary for each named executive by his target bonus % and that result is multiplied by the individual goal attainment % times the corporate goal attainment %. The corporate and individual goals include milestones related to pipeline development, business development, financial performance, and other group-based and/or individual objectives. The precise objectives for each executive officer are considered commercially sensitive and, therefore, not disclosed in detail.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2016. All options are options to purchase ordinary shares.

	Option awards				Stock awards
Name	Number of securities underlying unexercised options exercisable (1)	Number of securities underlying unexercised options unexercisable (2)	Option exercise price (3)	Option expiration date	Number of shares or units of stock that have not vested (4)	Market value of shares or units of stock that have not vested (5)
Peter Wrighton-Smith
3/4/2016	0	128,959	$10.21	3/4/2026
3/4/2016					30,950 (6)	$462,703
6/19/2015	10,482	31,449	$14.12	6/19/2025
6/19/2015					22,066 (7)	$329,887
1/16/2015	24,630	26,773	$14.57	1/16/2025
3/3/2014	55,007	20,433	$22.99	1/1/2024
3/3/2014					45,264 (8)	$676,697
2/28/2013 (9)	101,438	0	$.0.81	2/17/2020
11/7/2012	192,835	0	$0.81	12/31/2022
Jeff R. Schroeder
3/4/2016	0	51,931	$10.21	3/4/2026
3/4/2016					12,463 (6)	$186,322
6/19/2015	3,935	11,805	$14.12	6/19/2025
6/19/2015					8,098 (7)	$121,065
1/16/2015	8,870	9,643	$14.57	1/16/2025
3/3/2014	26,629	9,891	$22.99	1/1/2024
3/3/2014					21,912 (8)	$327,584
11/7/2012	66,947	0	$0.81	12/31/2022
2/29/2012	12,485	0	$0.18	12/31/2021
3/19/2010 (10)	22,371	0	$0.09	10/23/2017
3/19/2010 (11)	22,371	0	$0.09	5/11/2018
3/19/2010 (12)	13,783	0	$0.09	2/11/2017
2/18/2010	93,804	0	$0.09	3/31/2020
Richard M. Altieri
3/4/2016	0	40,812	$10.21	3/4/2026
3/4/2016					9,795 (6)	$146,435
6/19/2015	3,072	9,216	$14.12	6/19/2025
6/19/2015					6,865 (7)	$102,632
1/16/2015	8,024	8,723	$14.57	1/16/2025
3/3/2014	20,941	7,779	$22.99	1/1/2024
3/3/2014					17,232 (8)	$257,618
11/7/2012	62,356	0	$0.81	12/31/2022
2/3/2012	152,330	0	$0.18	3/31/2022

(1)

The amounts recorded include only option awards made pursuant to the Company’s share incentive plans and do not include restricted share awards or restricted share units. Restricted share awards and restricted share units are separately reported in this table.

(2)

Unless otherwise noted, option awards granted before June 15, 2015 vest in 48 equal monthly installments after the vesting start date and are subject to continued service. Option awards granted after June 15, 2015 vest annually over four years on the anniversary of the vesting start date.

(3)

The exercise price of the options is not less than the fair market value of our ordinary shares. For options issued prior to our initial public offering in November 2013, fair market value of our ordinary shares was determined by our Board of Directors using an independent third-party valuation. For options issued since our initial public offering in November 2013, fair market value of our ordinary shares is the closing price of the Company shares on the date of grant.

(4)

The restrictions applicable to the restricted share awards and restricted share units granted to our senior executives generally lapse over four years as follows: 40% on the two-year anniversary of date of grant, 30% on the third anniversary of date of grant and 30% on the fourth anniversary of date of grant. All restricted share awards reported were granted on March 3, 2014. All restricted share units reported were granted on June 19, 2015 and March 4, 2016.

(5)

The market value of the shares that have not vested was determined by multiplying the number of shares or units that have not vested by the closing price of the Company’s stock on the last day of the completed fiscal year reported.

(6)	The amount reflects the number of restricted share units awarded in 2016.
(7)	The amount reflects the number of restricted share units awarded in 2015.
(8)	The amount reflects the number of restricted share awards granted in 2014.
(9)

This option was partially vested on the date of grant, February 28, 2013, and continued to vest as to the balance in 13 equal monthly installments starting March 1, and continuing thereafter on each of April 1, May 1, June 1, July 1, August 1, September 1, October 1, November 1, December 1, 2013 and January 1, February 1, March 1 and April 1, 2014.

(10)

This option was issued in connection with an option exchange offer that occurred on March 19, 2010. The option was partially vested on March 19, 2010, and continued to vest as to the balance in equal monthly installments based on a 48-month vesting schedule that originally commenced, prior to the exchange offer, on October 24, 2007, the initial vesting date. This option vested in full on the final vesting date, October 23, 2011.

(11)	This option was issued in connection with an option exchange offer that occurred on March 19, 2010. The option was fully vested on March 19, 2010.
(12)

This option was issued in connection with an option exchange offer that occurred on March 19, 2010. The option was partially vested on March 19, 2010, and continued to vest as to the balance in equal monthly installments based on a 48-month vesting schedule that originally commenced, prior to the exchange offer, on February 12, 2007, the initial vesting date. This option vested in full on the final vesting date, February 11, 2011.

Agreements with our named executive officers

Peter Wrighton-Smith, Ph.D.

We entered into a service agreement with Dr. Wrighton-Smith dated October 21, 2002 that, together with amendments dated October 17, 2007 and November 8, 2013, sets forth the terms and conditions under which Dr. Wrighton-Smith serves as our Chief Executive Officer. The agreement has no specific term. Dr. Wrighton-Smith’s current annual base salary is £300,000, or approximately $370,000.

Dr. Wrighton-Smith’s option awards reflected in the table above include a “double trigger” to accelerated vesting upon a change in control. Under the terms of the option agreements, the unvested portions of the awards will automatically vest if (i) within one year of a change in control the Company terminates Dr. Wrighton-Smith’s employment other than for cause or (ii) Dr. Wrighton-Smith terminates employment for a good reason. If the event constituting good reason is the change in composition of the Company’s Board of Directors, accelerated vesting will apply only if the change in Board of Directors composition occurs after the one year anniversary but prior to the third anniversary of the change in control. For purposes of these option awards, a change in control event will be deemed to occur upon the purchase of substantially all of our outstanding shares by, or the sale of substantially all of our assets to, a third party. Both we and Dr. Wrighton-Smith must give a minimum of 12 months’ prior notice to terminate his employment, other than for cause (as defined in his service agreement). We have the right to place Dr. Wrighton-Smith on paid leave rather than allowing him to continue to provide services during this notice period. If we elect to place him on leave, the period of leave would be counted as part of the post-employment non-competition period. Dr. Wrighton-Smith is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave.

Although not specified in his service agreement, as discussed above, Dr. Wrighton-Smith is eligible for an annual cash incentive opportunity equal to a percentage of his base salary determined by the Remuneration Committee, subject to achievement of corporate and individual performance goals established by the Remuneration Committee at the beginning of each fiscal year. For 2016, the annual cash incentive opportunity was equal to 70% of Dr. Wrighton-Smith’s base salary.

Jeff R. Schroeder

We entered into an amended and restated employment agreement with Mr. Schroeder dated October 1, 2013 that sets forth the terms and conditions of Mr. Schroeder’s employment as our Chief Commercial Officer. The agreement has no specific term and establishes an at-will employment relationship. Mr. Schroeder’s current annual base salary is $357,000.

Mr. Schroeder’s option awards provide that, upon a change of control event, the portion of the option that would have vested in the succeeding twelve months will accelerate and vest immediately prior to the change of control event. For purposes of these option awards, a change of control event will generally be deemed to occur upon the purchase of substantially all of our outstanding shares by, or the sale of substantially all of our assets to, a third party.

We may terminate Mr. Schroeder’s employment with or without cause and without notice, but Mr. Schroeder is required to provide at least one month’s advance notice to us if he is terminating his employment. If we terminate Mr. Schroeder’s employment other than for cause (as defined in his employment agreement) or Mr. Schroeder terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to nine months of his then current base salary, payable as salary continuation. The severance amount will be reduced by any other compensation Mr. Schroeder earns from employment or self-employment during the severance period. Mr. Schroeder’s right to receive any severance payment is conditioned on, among other things, providing us with a signed release, complying with all post-employment obligations and restrictions, including non-competition restrictions, and diligently pursuing alternate employment. Mr. Schroeder is obligated to refrain from engaging in competition with us for a period of one year after any termination.

Although not specified in his employment agreement, as discussed above, Mr. Schroeder is eligible for an annual cash incentive opportunity equal to 50% of his base salary, subject to achievement of corporate performance goals established by the Remuneration Committee as well as individual performance goals established by Dr. Wrighton-Smith at the beginning of each fiscal year.

Richard M. Altieri

We entered into an amended and restated employment agreement with Mr. Altieri dated October 1, 2013 that sets forth the terms and conditions under which Mr. Altieri serves as our Chief Financial Officer. The agreement has no specific term and establishes an at-will employment. Mr. Altieri’s current annual base salary is $318,000.

Mr. Altieri’s option awards provide that, upon a change of control event, the portion of the option that would have vested in the succeeding 12 months will accelerate and vest immediately prior to the change of control event. For purposes of these option awards, a change of control event will generally be deemed to occur upon the purchase of substantially all of our outstanding shares by, or the sale of substantially all of our assets to, a third party.

We may terminate Mr. Altieri’s employment with or without cause and without notice, but Mr. Altieri is required to provide at least one month’s advance notice to us if he is terminating his employment. If we terminate Mr. Altieri’s employment other than for cause (as defined in his employment agreement), or Mr. Altieri terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to nine months of his then current base salary, payable as salary continuation. The severance amount will be reduced by any other compensation Mr. Altieri earns from employment or self-employment during the severance period. Mr. Altieri’s right to receive any severance payment is conditioned on, among other things, providing us with a signed release, complying with all post-employment obligations and restrictions, including non-competition restrictions, and diligently pursuing alternate employment. Mr. Altieri is obligated to refrain from engaging in competition with us for a period of one year after any termination.

Although not specified in his employment agreement, as discussed above, Mr. Altieri is eligible for an annual cash incentive opportunity equal to 50% of his base salary, subject to achievement of corporate performance goals established by the Remuneration Committee as well as individual performance goals established by Dr. Wrighton-Smith at the beginning of each fiscal year.

Retirement Plans

401(k) Plan

We maintain a tax-qualified retirement plan for our U.S.-based employees that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We make matching contributions into the 401(k) plan up to a maximum match of 3%. Participants have the ability to contribute pre-tax and/or Roth contributions to the plan. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

U.K. Defined Contribution Plan

In the U.K., we maintain a defined contribution plan that provides employees with an opportunity to contribute a portion of their monthly salary into the plan. If an employee elects to participate in the plan, there is a minimum employee contribution of 5% of monthly salary; there is no maximum limit to the employee contribution. The employee contribution to this plan is matched by us up to a maximum of 5% of monthly salary. All U.K. employees are eligible to participate in this plan and will be automatically enrolled onto the plan in the first month of employment. An employee automatically enrolled has the right to opt out of the scheme in the month following automatic enrollment; failure to opt out within this time period will result in the employee remaining in the scheme on a contributory basis for the remainder of employment with the Company.

Employees are able to elect to participate in the scheme on a so-called “salary exchange” pursuant to which employees agree to a reduction in monthly salary in an amount equal to the defined contribution plan election. The amount of the reduction, together with the tax and national insurance savings to the employee and us as a result of the salary reduction, are contributed into the plan in addition to the 5% matching contribution described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of ordinary shares as of April 7, 2017 by:

●	Each beneficial owner of more than 5% of our ordinary shares;

●	Each current director or nominee;

●	Each named executive officer included in the 2016 Summary Compensation Table; and

●	All of our directors and executive officers as a group.

As of April 13, 2017, [•] ordinary shares were outstanding. The number of ordinary shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants, other convertible securities or rights held by that person that are currently exercisable or will become exercisable on or before June 12, 2017 (60 days after April 13, 2017), are deemed to be beneficially owned by such person and included in the outstanding shares used to calculate their beneficial ownership. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise noted below, the address for each beneficial owner in the table below is c/o Oxford Immunotec Global PLC, 94C Innovation Drive, Milton Park, Abingdon, OX14 4RZ, United Kingdom, and each individual beneficial owner has sole voting and dispositive power with respect to the shares shown below.

Oxford Immunotec Global PLC
Beneficial Ownership Table
As of April 7, 2017

	Amount and nature of beneficial ownership
Name and address of beneficial owner	Ordinary Shares	Options	Total	Percent of Class of Total

5% shareholders:

Invesco (1)	1,783,752	—	1,783,752	7.83%

Polar Capital LLP (2)	1,732,603	—	1,732,603	7.61%

Redmile Group, LLC (3)	1,701,049	—	1,701,049	7.47%

Clarus Lifesciences I, L.P. (4)	1,159,425		1,159,425	5.09%

Named executive officers and directors:

Peter Wrighton-Smith, Ph.D. (5)	394,305	387,970	782,275	3.38%

Richard M. Altieri (6)	30,428	265,681	296,109	1.29%

Jeff R. Schroeder (7)	141,088	229,599	370,687	1.61%

Ronald A. Andrews, Jr. (8)	—	24,856	24,856	0.11%

Patrick J. Balthrop, Sr. (9)	—	21,127	21,127	0.09%

Patricia Randall (10)	8,650	74,600	83,250	0.36%

Herm Rosenman (11)	—	44,742	44,742	0.20%

Richard A. Sandberg (12)	17,174	39,021	56,195	0.25%

Steven L. Spotts (13)	—	51,930	51,930	0.23%

James R. Tobin (14)	—	37,285	37,285	0.16%

A. Scott Walton (15)	—	24,856	24,856	0.11%

All executive officers and directors as a group (13 persons) (16)	630,579	1,366,286	1,996,862	8.27%

(1)

As reported on an Amended Schedule 13G/A (filed with the SEC on February 8, 2017) by Invesco Ltd., or Invesco. As of December 31, 2016, Invesco had sole dispositive power and voting power over 1,783,752 shares. Invesco Asset Management Limited, a subsidiary of Invesco, is an investment adviser that holds these shares. The address of Invesco is 1555 Peachtree Street NE, Atlanta, GA 30309.

(2)

As reported on Schedule 13G/A (filed with the SEC on March 6, 2017) by Polar Capital, LLP. As of December 31, 2016, Polar Capital had sole dispositive power and voting power over 1,732,603 shares. The address of Polar Capital LLP is 16 Palace Street, London, SW1E 5JD.

(3)

As reported on an Amended Schedule 13G/A (filed with the SEC on February 14, 2017) by Redmile Group LLC, or Redmile. Redmile serves as the general partner and/or investment manager to the limited partnerships and pooled investment vehicles that own the shares. Redmile, as the general partner and/or investment manager to the limited partnership(s), pooled investment vehicle(s), etc. and Jeremy Green, as the majority managing member and owner of Redmile, may therefore be deemed to beneficially own securities owned by such investment limited partnership, pooled investment vehicle, etc. for the purposes of Rule 13d-3 of the Act, insofar as they may be deemed to have the power to direct the voting or disposition of the shares. As of December 31, 2016, Redmile and Mr. Green had shared dispositive power and voting power over 1,701,049 shares. Redmile and Mr. Green disclaim beneficial ownership of all shares held of record by Redmile in which they do not have an actual pecuniary interest. The address of Redmile is One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA  94111.

(4)

As reported on an Amended Schedule 13G/A (filed with SEC on February 10, 2017) by Clarus Lifesciences I, L.P., or Clarus. Clarus Ventures I Management, L. P., or Clarus I Management, as the sole general partner of Clarus I, may be deemed to beneficially own certain of the shares held of record by Clarus. Clarus Ventures I, LLC, or Clarus I GPLLC, as the sole general partner of Clarus I Management, may be deemed to beneficially own certain of the shares held of record by Clarus. Clarus I Management and the GPLP disclaim beneficial ownership of all shares held of record by Clarus in which Clarus I Management and Clarus I GPLLC do not have an actual pecuniary interest. Clarus Ventures I, LLC, or the GPLLC, as the sole general partner of the GPLP, may be deemed to beneficially own certain of the shares held of record by Clarus. The GPLLC disclaims beneficial ownership of all shares held of record by Clarus in which it does not have an actual pecuniary interest. Each of Nicholas Galakatos, Dennis Henner, Robert W. Liptak, Nicholas J. Simon and Kurt C. Wheeler, as individual Managing Directors of Clarus I GPLLC, may be deemed to beneficially own certain of the shares held of record by Clarus. Each of Messrs. Galakatos, Henner, Liptak, Simon and Wheeler disclaims beneficial ownership of all shares held of record by Clarus in which he does not have an actual pecuniary interest. The address of Clarus is 101 Main Street, Suite 1210, Cambridge, MA 02142.

(5)	Includes 58,578 ordinary shares underlying options exercisable within 60 days.
(6)	Includes 18,958 ordinary shares underlying options exercisable within 60 days.
(7)	Includes 23,580 ordinary shares underlying options exercisable within 60 days.
(8)	Includes 12,428 ordinary shares underlying options exercisable within 60 days.
(9)	Includes 12,428 ordinary shares underlying options exercisable within 60 days.
(10)	Includes 12,429 ordinary shares underlying options exercisable within 60 days. All shares are held in the Patricia Randall Trust, of which Ms. Randall is the sole trustee and beneficiary.
(11)	Includes 7,457 ordinary shares underlying options exercisable within 60 days.
(12)	Includes 7,457 ordinary shares underlying options exercisable within 60 days.
(13)	Includes 7,457 ordinary shares underlying options exercisable within 60 days.
(14)	Includes 12,429 ordinary shares underlying options exercisable within 60 days.
(15)	Includes 12,428 ordinary shares underlying options exercisable within 60 days.
(16)	Includes 30,235 ordinary shares underlying options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All of our directors, executive officers and any greater than 10 percent shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares and to furnish us with copies of such reports. Based on a review of those reports and written representations that no other reports were required, we believe that our Section 16 officers and directors complied with all of their applicable Section 16(a) filing requirements. The sole exception to this was the Form 4 for Dr. Edwardson which was inadvertently filed in November 2016 outside of the timeframe prescribed by Section 16.

TRANSACTIONS WITH RELATED PERSONS

There were no transactions during 2016 in which we were a participant where the amount involved exceeded $120,000 and one or more of our executive officers, directors, director nominees or 5% shareholders, or their immediate family members had a direct or indirect material interest. We refer to these as “related person transactions.”

Related Person Transactions Policy

We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee will be responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy will require our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.

AUDIT COMMITTEE REPORT

Review of the Company’s Audited Financial Statements for the Year ended December 31, 2016

Our Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2016. Our Audit Committee has also discussed with Ernst & Young LLP, our U.S. independent registered public accounting firm, the matters required to be discussed by Auditing Standard No.16, Communications with Audit Committees (AS16), as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

Our Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and our Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company.

Based on our Audit Committee’s review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, our Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee of the Board of Directors

Herm Rosenman, Chairman Richard A. Sandberg Stephen L. Spotts A. Scott Walton

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee approves Ernst & Young LLP’s and its affiliates’ audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our Audit Committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The Audit Committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full Audit Committee at its next regular meeting.

The table below sets forth the fees billed by to Ernst & Young LLP over the past two years in connection with its work for us, including our subsidiary, Oxford Immunotec Limited. All such audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees billed by Ernst & Young LLP in 2015 and 2016 were as follows:

Fees (all USD)	2015	2016

Audit Fees (1)	702,683	693,943

Audit-related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total	702,683	693,943

(1) Fees billed for audit services in 2015 and 2016 consisted of audit of our annual financial statements, statutory audits and services related to SEC matters.

Representatives of Ernst & Young LLP are expected to be present at the Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the Meeting.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Oxford Immunotec Global PLC for the period January 1, 2016 through December 31, 2016

Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the Meeting our U.K. statutory annual accounts and reports for the period January 1, 2016 through December 31, 2016. Accordingly, our Board of Directors will lay before the Company at the Meeting the Company’s U.K. statutory annual accounts and reports for the period January 1, 2016 through December 31, 2016, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the Meeting. Copies of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this proxy statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts is attached hereto and incorporated herein. You will be provided an opportunity to raise questions in relation to such accounts and reports at the Meeting. Full accounts and reports will be available for inspection prior to and during the Meeting.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

Shareholder Proposals for 2018 Annual General Meeting

In order to be considered for inclusion in our proxy statement for our 2018 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ no later than 120 days before the anniversary of the date on which we sent our proxy materials for the Meeting, or December 26, 2017. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the Meeting, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

Shareholder proposals submitted for consideration at our 2018 annual general meeting of shareholders, but not submitted for inclusion in our proxy statement for our 2018 annual general meeting of shareholders, must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ no later than 45 days before the anniversary of the date of the Meeting, or April 22, 2018. However, if the date of the 2018 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the Meeting, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2018 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2018 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Under section 338 of the U.K. Companies Act (2006), shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Householding Notice– Important Notice Regarding Delivery of Shareholder Documents

The SEC rules allow companies, subject to certain conditions, to send only one proxy statement and annual report to shareholders to two or more shareholders who share the same last name and address. This "householding" rule provides greater convenience for shareholders and cost savings for companies by reducing the number of duplicate documents that households receive.

If you are an Oxford Immunotec Global PLC shareholder who resides in the same household with another shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address, and wish to receive a separate proxy statement and annual report to shareholders for each account, please contact our transfer agent, Computershare, PO Box 43001, Providence, RI 02940-3001 USA. You may also call Computershare as follows: within the United States, U.S. territories and Canada 855-895-7224; outside the United States, U.S. territories and Canada 732-491-0756.

If you do not contact us within 60 days of the date of this mailing, your consent to “householding” will be presumed and your household will receive only one proxy statement and annual report to shareholders until you, or other members of your household, revoke such consent. Please note that each shareholder will continue to receive a separate proxy card or other personalized information, which will allow each individual to vote independently. You may also receive a separate mailing if you hold additional shares in a brokerage account.

You may revoke your consent at any time by contacting our transfer agent, Computershare, using the same contact information as set forth above. Your request to begin receiving separate documents will begin 30 days after receiving such notice.

No action is required on your part to participate. This program not only allows us to reduce costs but also is more environmentally friendly by reducing the unnecessary use of materials.

Questions?

If you have any questions or need more information about the Meeting please write to us at our offices in Marlborough, Massachusetts:

Elizabeth Keiley

Senior Vice President, General Counsel & Company Secretary

Oxford Immunotec Global PLC

700 Nickerson Road, Suite 200

Marlborough, MA 01752

Annex A to Proxy Statement

Directors’ Remuneration Report

The information provided in this part of the Directors’ Remuneration Report is not subject to audit.

Remuneration Committee Chairman’s Annual Statement

Dear Shareholder:

On behalf of the Board of Directors of Oxford Immunotec Global PLC, I am pleased to present the Directors’ Remuneration Report. The Directors’ Remuneration Report is split into two sections:

●	Part I – the Annual Report on Remuneration
●	Part II – the new Directors’ Remuneration Policy.

Shareholders will be invited to approve the Annual Report on Remuneration (which will be a non-binding advisory vote) at the Annual General Meeting of Shareholders to be held on 6 June 2017 (the “AGM”). Shareholders will also be invited to approve the new Directors’ Remuneration Policy (which will be a binding vote) at the AGM.

Period Covered by the Annual Report on Remuneration

The Annual Report on Remuneration that follows is for the full year period of 1 January 2016 through 31 December 2016.

The Remuneration Committee

The Remuneration Committee is responsible for reviewing and establishing our management remuneration policy and philosophy, including determining and approving the remuneration of the chief executive officer and other executives who comprise our senior management team. While the full Board of Directors sets director remuneration, the Remuneration Committee makes recommendations on such matters to the Board of Directors.

Philosophy

We seek to attract and retain outstanding employees, who have the potential to achieve consistently strong results for shareholders, and to attract and retain non-executive directors who can substantially contribute to our success as an innovative diagnostics company operating in a global environment. Given that most of our senior executives and most of our non-executive directors live and work in the United States, and the fact that we are listed on a U.S. stock exchange, we assess the competitiveness of our policies primarily against U.S. benchmarks and practices.

Business strategy during 2016

Our primary goals in 2016 were to grow revenues, improve gross margin and make significant progress in achieving our product development objectives. 2016 was a year of expansion of the Company’s product offerings through the acquisition of Imugen, Inc. and Immunetics, Inc. and the strengthening of its financial operations through the debt financing.

The remuneration awarded to our chief executive officer for 2016 reflects his excellent performance that enabled us to exceed our corporate goals. The new remuneration arrangements adopted in 2017 recognize past accomplishments as well as the greater demands placed on our chief executive officer going forward.

New Directors’ Remuneration Policy

The current Directors’ Remuneration Policy was approved by shareholders at the 2014 Annual General Meeting. The new Directors’ Remuneration Policy, contained in Part II of this Directors’ Remuneration Report, will (subject to shareholder approval) be applied from the date of the AGM.

The key change to the Directors’ Remuneration Policy is to amend the cash compensation provisions to reference market practice. The amended policy also allows the directors flexibility to adjust the types of committees of the Board of Directors to ensure that the Company’s needs are met consistent with market practice. The new policy retains non-executive equity awards but allows the Board to adjust the number of awards consistent with market practice.

/s/James R. Tobin

James R. Tobin

Chairman of the Remuneration Committee
[•] April 2017

PART I - ANNUAL REPORT ON REMUNERATION

Certain information provided in this part of the Directors’ Remuneration Report is subject to audit.

The following sections are not subject to audit:

●	performance graph;
●	percentage change in remuneration of director undertaking the role of CEO;
●	relative importance of spend on pay;
●	statement of implementation of remuneration policy in the current financial year;
●	consideration by directors of matters relating to directors remuneration; and
●	statement of voting results at the annual general meeting.

The Remuneration Committee presents the Annual Report on Remuneration, which will be put to shareholders for a non-binding vote at the Annual General Meeting to be held on 6 June 2017.

Single Total Figure of Remuneration – Executive Directors

All amounts disclosed in USD

Executive Director Peter Wrighton- Smith(1)	Base Salary ($)	Taxable Benefits ($)		Annual Cash Incentive(2) ($)		Equity-Based Awards(3) ($)		Matching of Voluntary Pension Contributions and other items ($)		Total ($)
2016	370,383	877	(4)	295,566	(5)	808,525	(6)	19,137	(7)	1,494,488
2015	414,526	898	(8)	256,073	(9)	600,272	(10)	30,291	(11)	1,302,060
(1)

Remuneration paid to and amounts paid for benefits provided for Dr. Wrighton-Smith is denominated in Pounds Sterling. For purposes of this table, all 2015 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of 31 December 2015 (£1/$1.48045). 2016 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of 31 December 2016 (£1/$1.23461).

(2)	Amounts recorded here reflect cash received or receivable in the reported year for the achievement of performance measures and targets in the reported year.
(3)

Amounts recorded here reflect the cash equivalent of equity awards that have vested in the reported year. Under the Group’s Share Incentive Plans, (i) in the case of options awarded before June 2015, the awards vest monthly over a 48 month period and (ii) in the case of options awarded after June 2015, awards vest annually in equal amounts over 4 years. The option awards are not subject to performance requirements. The cash equivalent of option awards is calculated by multiplying the number of options that vested each month by the market value of the Group’s shares on the date of vesting or, if vesting occurred on a date when the market was not open, the preceding business day. The cash equivalent of restricted share awards is calculated by multiplying the number of restricted shares which became unrestricted during the year by the market value of the Group’s shares on the date the restriction on the shares lifted. The cash equivalent of restricted share units is calculated by multiplying the number of restricted units which vested during the reported year by the market value of the Group’s shares on the date the vesting occurred. In both cases, if the date of lapse or vesting occurred on a date when the market was not open, the closing price on the preceding business day was used. None of the restricted share units held by Dr. Wrighton-Smith vested during the reported year.

(4)

Taxable benefits provided for Dr. Wrighton-Smith to which the Group contributes include the costs of private health insurance coverage in the amount of $862 and $15 paid to Dr. Wrighton-Smith for making a blood donation for use in the Group’s research and development work. The private health insurance coverage and payment for blood donations are available on equal terms to all of the Company’s U.K.-based employees.

(5)	The annual cash incentive was determined based upon performance in 2016 and paid in 2017.
(6)

The amount reported reflects options that vested during the reported year as well as restricted shares on which the restrictions lapsed during the reported year. No portion of Dr. Wrighton-Smith’s restricted share units vested during the reported period. The amount reported was not realized by Dr. Wrighton-Smith in the reported period as the vested options were not exercised during the period.

(7)

The amount reported includes a Company match of voluntary retirement plan contributions made by Dr. Wrighton-Smith in the amount of $15,537. See discussion of U.K. Defined Contribution Plan below. The amount reported reflects the £10,000 cap imposed under U.K. law. The amount also includes approximately $3,600 in benefits available to other employees.

(8)

Taxable benefits provided for Dr. Wrighton-Smith to which the Group contributes include the costs of private health insurance coverage in the amount of $861 and $37 paid to Dr. Wrighton-Smith for making a blood donation for use in the Group’s research and development work.

(9)	The annual cash incentive was determined based upon performance in 2015 and paid in 2016.
(10)

The amount reported equals the cash equivalent of options that vested during the reported year. No portion of the restricted share awards or restricted share units vested during the reported year. The amount reported was not realized by Dr. Wrighton-Smith in the reported year as the vested options were not exercised during the period.

(11)

The amount reported equals 5% of Dr. Wrighton-Smith’s base salary for the portion of the year during which the Group was in existence. Five percent was the maximum employer matching contribution to each employee’s participation in the basic defined contribution pension scheme. However, Dr. Wrighton-Smith had elected to participate in a voluntary salary exchange scheme which reduced the amount of his base salary from that shown above and resulted in all employer tax and national insurance savings on account of the reduction also being contributed to Dr. Wrighton-Smith’s pension account. The effects of the voluntary salary exchange participation are not reflected in the table. The amount also includes approximately $2,000 in benefits available to other employees.

Base Salary

The annual rate of base salary reflected in the table above for 2016 for Dr. Wrighton-Smith became effective on 1 January 2016 and was awarded for his role as the chief executive officer of a public company. Base salary levels are customarily reviewed and, to the extent deemed appropriate, adjusted as of 1 January of each year.

Taxable Benefits

Generally, Dr. Wrighton-Smith participates in the same benefits we offer to all our employees in the United Kingdom, where Dr. Wrighton-Smith resides.

Annual Cash Incentive

For the 2016 year, the target annual cash incentive opportunity for Dr. Wrighton-Smith was based 70% on achievement of corporate objectives and 30% on achievement of individual objectives. The corporate objectives included revenue goals and other financial metrics. For 2016, our corporate goals were achieved at 114%. The individual objectives included targets relative to strengthening our organization, improving our strategic position, completing specific projects and improving the Group’s capital position. In early 2017, the Remuneration Committee conducted an assessment of Dr. Wrighton-Smith’s performance for the 2016 year, including the extent to which the various goals established for him had been achieved. Based upon his performance, the Remuneration Committee determined that Dr. Wrighton-Smith had accomplished 100% of his individual goals.

The Board of Directors has considered whether it would be in the best interests of the Group and its shareholders to disclose the precise targets agreed for each of the performance measures in 2016 or the weightings given to those targets. As specific corporate objectives for a single year are designed based on the Group’s long-term strategies, the Board of Directors concluded that disclosing such targets and weightings for 2016 would necessarily involve divulging competitively sensitive information, even after our financial year results have been published. We believe disclosure would be detrimental to our commercial performance going forward and, therefore, we are providing only the categories of objectives, not the precise targets. Likewise, the Board of Directors concluded that disclosure of the specific individual objectives for the year and the weighting of those objectives would involve the release of competitively sensitive information.

The Committee has established corporate objectives for the 2017 year as well as individual objectives for Dr. Wrighton-Smith for the year. As with the 2016 year, 70% of Dr. Wrighton-Smith’s target annual cash incentive opportunity is to be measured based on attainment of corporate objectives. The corporate objectives include targets for revenues and other financial metrics, together with product development and quality goals. The individual objectives for the year include defined goals for strengthening our organization, improving our strategic position, completing specific projects and expanding the Group’s profile and shareholder base in the capital markets.

U.K. Defined Contribution Plan

In the U.K., we maintain a defined contribution plan that provides employees with an opportunity to contribute a portion of their monthly salary into the plan. If an employee elects to participate in the plan, there is a minimum employee contribution of 5% of monthly salary; there is no maximum limit to the employee contribution. The employee contribution to this plan is matched by us up to a maximum of 5% of monthly salary. All U.K. employees are eligible to participate in this plan and will be automatically enrolled onto the plan in the first month of employment. An employee automatically enrolled has the right to opt out of the scheme in the month following automatic enrollment; failure to opt out within this time period will result in the employee remaining in the scheme on a contributory basis for the remainder of employment with the Company.

Employees are able to elect to participate in the scheme on a so-called “salary exchange” pursuant to which employees agree to a reduction in monthly salary in an amount equal to the defined contribution plan election. The amount of the reduction, together with the tax and national insurance savings to the employee and us as a result of the salary reduction, are contributed into the plan in addition to the 5% matching contribution described above.

In 2016, due to a change in the applicable U.K. Law, the maximum contribution available to Dr. Wrighton-Smith as part of the defined contribution plan is £10,000 or $12,346 (using the currency conversation rate of 1£/1.23461).

Single Total Figure on Remuneration – Non-Executive Directors

All amounts paid and disclosed in USD

Non- Executive Director	Basic Retainer	Retainer for Chairman	Retainer for Committee Service	Retainer for Committee Chairperson	Retainer for Secretary to the Board	Total Cash Remuneration	Equity- Based Awards (1)		Total
Richard A. Sandberg, Chairman
2016	35,000	65,000	—	—	—	100,000	25,159	(2)	125,159
2015	35,000	65,000	—	—	—	100,000	30,505	(2)	130,505
Stephen L. Spotts
2016	35,000	—	12,500	—	—	47,500	9,538	(2)	57,038
2015	35,000	—	12,500	—	—	47,500	19,150	(2)	66,650
Nigel A. Pitchford (3)
2016	—	—	—	—	—	—	—		—
2015	—	—	—	—	—	—	—		—
Herm Rosenman
2016	35,000	—	6,250	15,000	—	56,250	—	(4)	56,250
2015	35,000	—	6,250	15,000	—	56,250	—	(4)	56,250
Patricia Randall
2016	35,000	—	10,000	—	—	45,000	30,632	(2)	75,632
2015	35,000	—	—	—	28,750	63,750	70,869	(2)	134,619
James R. Tobin
2016	35,000	—	5,000	15,000	—	55,000	—	(4)	55,000
2015	35,000	—	11,250	—	—	46,250	14,665	(5)	60,915
Ronald A. Andrews Jr. (6)
2016	35,000	—	6,250	—	—	41,250	—	(4)	41,250
2015	5,516	—	985	—	—	6,501	—	(7)	6,501
A. Scott Walton (8)
2016	35,000	—	12,500	—	—	47,500	—	(4)	47,500
2015	5,516	—	1,182	—	—	6,698	—	(7)	6,698
Patrick J. Balthrop, Sr. (9)
2016	32,308	—	10,865	—	—	43,173	—	(4)	43,173
2015	—	—	—	—	—	—	—		—
(1)

All equity awards made in 2016 were made pursuant to the Directors’ Remuneration Policy approved by the Group’s shareholders at the 2014 annual general meeting. Under this policy, directors receive an initial award of 14,914 options which vests in equal parts at the following three annual general meetings of shareholders and an annual award of 7,457 options which vests in full at the following annual general meeting. Equity awards made to non-executive, independent directors during the period of time when the Group was private were made under our 2008 Amended and Restated Share Incentive Plan, with all awards approved by the Remuneration Committee.

(2)

The amount recorded includes the cash equivalent of the equity-based awards that have vested in the reported year. The cash equivalent of option awards is the product of number of shares subject to option that vested during the reported year multiplied by the fair market value of the shares as of the date of vesting minus the exercise price of the options, rounded to the nearest dollar. For those option awards that vested monthly the monthly cash equivalents were summed for the reported period. The fair market value of ordinary shares was deemed to be the closing price of our shares as reported by NASDAQ on the vesting date or, if a vesting date occurred on a date when the market was not open, the preceding business day. During the period when the Group was private, the fair market value of ordinary shares on certain vesting dates was deemed to be the valuation of the shares on that date, as determined by an independent valuation firm retained by the Group. Those awards vest monthly over a 48-month period. In addition to option awards that vested monthly, the annual option award from the preceding year vested during the reported year. Where the exercise price exceeds the fair market value on the date of vesting, the value of the options is recorded as $0. The amount of remuneration reported in this column was not realized by the director in the reported period because these options were not exercised in that period.

(3)	Dr. Pitchford was affiliated with a significant investor and therefore received no remuneration from the Group for his service as a director. He resigned as a director on 9 June 2015.
(4)

During the reported year, the director vested to the annual option award from the preceding year and one-third of the initial option award. Because the exercise price of the options exceeded the fair market value on the date of vesting, the value of the options is recorded as $0.

(5)

The amount recorded here reflects the cash equivalent of the equity-based awards that have vested in the reported year. The cash equivalent of option awards is the product of the number of shares subject to option that vested during the reported year multiplied by the fair market value of the shares as of the date of vesting minus the exercise price of the options, rounded to the nearest dollar. During the reported year, the director vested to the annual option award from the preceding year and one-third of the initial option award. Because the exercise price of the options exceeded the fair market value on the date of vesting, the value of the options is recorded as $0.

(6)	Mr. Andrews was appointed to the Board of Directors on 4 November 2015 and received an initial option award and an annual option award on the date of his appointment.
(7)	No portion of the equity award vested during the reported year.
(8)	Mr. Walton was appointed to the Board of Directors on 4 November 2015 and received an initial option award and an annual option award on the date of his appointment.
(9)	Mr. Balthrop was appointed to the Board of Directors on 29 January 2016 and received an initial option award and a prorated annual option award on the date of his appointment.

Statement of Directors’ Shareholdings and Share Interests

The table below shows, for each person who served as a director of the Group during 2016, the total number of shares owned, the total number of share options and the number of share options vested but unexercised, all as of 31 December 2016 (or such earlier date as the director resigned), as well as share options exercised during the year. The table only reflects shares held individually by the director and connected persons, not those held by any investment fund with which the director is affiliated.

Name of Director	Shares Held		Share Options Held		Vested Share Options (1)		Options Exercised
Executive Director
Peter Wrighton-Smith	390,298	(2)	645,022	(3)	384,392	(4)	29,117
Non-Executive Directors
Richard A. Sandberg	20,174		39,021		31,564	(5)	—
Stephen L. Spotts	—		51,930		44,473	(5)	—
Herm Rosenman	—		44,742		37,285	(6)	—
Ronald A. Andrews, Jr.	—		29,828		12,428	(6)	—
A. Scott Walton	—		29,828		12,428	(6)	—
Patricia Randall	8,650		74,600		62,171	(5)	5,000
James R. Tobin	—		37,285		24,856	(6)	—
Patrick Balthrop	—		26,099		8,699	(6)	—

(1)	Vested Share Options are a subset of Share Options Held.
(2)	This amount includes 45,264 restricted share awards.
(3)	This amount includes 53,016 restricted share units.
(4)

The option awards reported vest (i) monthly from the vesting date over 48 months for those options awarded before 15 June 2015 and (ii) annually on the vesting start date over 4 years for those options awarded after 15 June 2015.

(5)

The option awards reported vest (i) monthly from the vesting start date for those options awarded during the period when we were a private company and (ii) for those options awarded since we became a public company, on the day of the annual general meeting of shareholders, which follows the date in which such options were awarded.

(6)	The option awards reported vest on the day of the annual general meeting of shareholders.

We do not currently have, and during 2016 there was not, a policy requiring our Directors to hold a certain number or value of our shares.

Summary of Equity-Based Awards made during the financial year 2016

The table below presents information on share option awards made to non-executive directors during the year.

Director	Date of Award	Number of Shares Covered	Face Value of Award (1)
Patrick J. Balthrop, Sr.	29 January 2016	14,914(2)	$173,301
Patrick J. Balthrop, Sr	29 January 2016	3,728(3)	$43,319
Ronald A. Andrews, Jr.	28 June 2016	7,457(4)	$64,503
Patrick J. Balthrop, Sr	28 June 2016	7,457(4)	$64,503
Patricia Randall	28 June 2016	7,457(4)	$64,503
Herm Rosenman	28 June 2016	7,457(4)	$64,503
Richard A. Sandberg	28 June 2016	7,457(4)	$64,503
Stephen L. Spotts	28 June 2016	7,457(4)	$64,503
James R. Tobin	28 June 2016	7,457(4)	$64,503
A. Scott Walton	28 June 2016	7,457(4)	$64,503
(1)

The face value represents the number of shares covered by the award times the exercise price of the award, which was the fair market value of the shares on the date of grant. No value can be realized unless there is an increase in the value of the shares following the date of the award. Further no value can be realized until the options are vested and exercised.

(2)

This award was an initial award made in connection with commencement of service as a director. The award vests in three equal installments on the day of the three annual general meetings of shareholders, following date of grant, subject to continued service.

(3)	This award was the first annual award made in connection with commencement of service of a director. The award vested at the 2016 annual general meeting of shareholders.
(4)	This award was the annual award made to directors and will vest at the 2017 annual general meeting of shareholders, subject to continued service.

Payments made to past directors

In 2016, we made no payments to former directors of the Group.

Payments for loss of office

In 2016, we made no payments with respect to a director’s loss of office.

Performance Graph

Because the Group has only been in existence since 16 August 2013, the Group cannot set forth a performance graph depicting total shareholder return over a five-year period. Set forth below is a graph that compares the cumulative total shareholder return on our ordinary shares with that of the Nasdaq Composite Index and the S & P SmallCap 600® Healthcare Index. The comparison assumes that $100.00 was invested at the close of the market on 22 November 2013 in our ordinary shares or on 31 October 2013 in the Nasdaq Composite Index and the S & P SmallCap 600® Healthcare Index, and assumes reinvestment of dividends, if any. The performance graph is based on historical results and is not intended to suggest future performance.

Percentage Change in Remuneration of Director Undertaking the Role of CEO

Set forth below is a table showing the percentage change in the remuneration of Peter Wrighton-Smith between 2015 and 2016 in comparison to the percentage change in remuneration of the comparator group.

	% Change of CEO Remuneration Against 2016(1)		% Change of Employee Remuneration Against 2016 (2)
Salary(3)	7.1	(3)	9.5
Taxable Benefits	-23.1		-15.7
Annual Bonus(4)	38.4	(5)	25.9
(1)	CEO remuneration percent change calculations were performed using Pounds Sterling remuneration values.
(2)

The employee group used as a comparator comprises all U.S. and U.K. employees who were employed for the full 24 month period ended December 31, 2016. The percent change calculations were performed in local currency, then combined using a weighted average based on number of employees.

(3)	Salary includes base salary, back pay, holiday pay, overtime, commissions, and other forms of remuneration exclusive of taxable benefits and annual incentive compensation.
(4)

For purposes of this table, annual bonus payments for 2015 included amounts paid in 2016 based upon performance in 2015; likewise, annual bonus payments for 2016 included amounts paid in 2017 based upon performance in 2016.

(5)	The percentage increase reflects the improved performance of the Group against its corporate goals in 2016 as opposed to 2015.

Relative Importance of Spend on Pay

The Company sets forth below the relative importance of spend on pay. Given that the Company remains in the early phases of its business life cycle, the comparator chosen to reflect the relative importance of the Company’s spend on pay is the operating expense of the Company as determined by combining the distribution costs and administrative expenses shown in the Company’s consolidated income statement in its annual statutory report for 2016.

	2015	2016	% change
Remuneration Paid to All Employees	$35,325,000	41,911,000	19
Operating Expense	$57,494,000	72,378,000	26

Statement of Implementation of Remuneration Policy in the Following Financial Year

The Directors’ Remuneration Policy as adopted at the 2014 annual general meeting of shareholders was followed for the compensation paid to directors in 2016. In 2017, the Board of Directors approved amendments to the policy and a revised remuneration policy will be submitted to the shareholders at the Meeting. If approved, the Group will adhere to the Directors Remuneration Policy as approved by the shareholders at the Meeting.

Consideration by the Directors of Matters in relation to Directors’ Remuneration

During 2016, the Remuneration Committee was comprised of comprised of James R. Tobin, Herm Rosenman, Patrick J. Balthrop, Sr. and Ronald A. Andrews, Jr. Mr. Tobin serves as chair of the committee. Each director will continue to serve until the date of this Annual Report on Remuneration. The charter of the Remuneration Committee is set forth in the Investors - Corporate Governance section on our website at http://investor.oxfordimmunotec.com.

During 2016, the Remuneration Committee retained Radford, an Aon Hewitt company, to provide independent advice and consultation with respect to remuneration arrangements for the executive director, senior management and other employees. Radford is a global remuneration consultant with a well-established reputation for design and implementation of remuneration programs, including the design and implementation of equity-based award programs. In connection with its provision of services, Radford provided data from comparable publicly traded healthcare companies. The amounts paid to Radford in 2016 total $29,520.26.

In addition to Radford, the Remuneration Committee solicited and received input from the Chief Executive Officer concerning the remuneration of senior executives other than the Chief Executive Officer. The Chief Executive Officer provided recommendations with respect to annual cash incentives to be paid to these persons for service in 2016, and with respect to base salaries and equity-based awards to be made to these persons in 2017. Finally, the Chief Executive Officer also provided input to the Remuneration Committee regarding the implementation of equity-based remuneration as an element of all other employees’ remuneration.

Statement of Voting at General Meeting

At the 2016 annual general meeting of shareholders, voting results in relation to the director remuneration report was as follows:

Resolution	Votes For	% of Total	Votes Against	% of Total	Votes Abstain	% of Total
Approve Directors’ Remuneration Report	14,243,854	99.86	9,256	0.07 (1)	10,405	0.07
(1)	Rounded up to 0.07%, so the percentages add to 100%.

Approval

This report was approved by the Board of Directors as of [•] 2017 and signed on its behalf by:

/s/ Richard A. Sandberg

Richard A. Sandberg

Chairman

[•] 2017

PART II - DIRECTORS’ REMUNERATION POLICY

The information provided in this part of the Directors’ Remuneration Report is not subject to audit.

The Remuneration Committee presents the Directors' Remuneration Policy, which will be put to shareholders as a binding vote at the Annual General Meeting to be held on 6 June 2017. This policy will then be effective from the date of the annual general meeting for a maximum of three years following the meeting, or until a revised policy is approved by shareholders. Equity awards granted under the previous policy will continue to vest in accordance with the previous policy.

There will continue to be an advisory vote on the Annual Report on Remuneration presented at the Annual General Meeting as part of the Directors’ Remuneration Report on an annual basis.

Future Policy Tables

The policy tables set out below describe the Company’s proposed Directors’ Remuneration Policy and explain how each element of the Policy will operate.

Summary of Remuneration Policy – Executive Directors

As Oxford Immunotec Global PLC is a U.K. incorporated company listed on The NASDAQ Global Market, the Remuneration Committee considers it appropriate to examine and be informed by compensation practices in both the U.K. and U.S., particularly in the matter of equity-based incentives.

The Committee considers that the current remuneration policy is appropriate and fit for purpose, but also recognizes that the Company is currently undergoing a period of rapid growth. The Committee is committed to reviewing the remuneration policy on an ongoing basis to ensure that it continues to be effective and competitive.

The remuneration of Dr. Wrighton-Smith, our sole executive director and our chief executive officer, is determined by the Remuneration Committee. The remuneration of other senior executives in the Company, excluding Dr. Wrighton-Smith (the “Senior Executives”), is also determined by the Remuneration Committee.

The following table presents the various elements of remuneration for our executive director. The table refers to the “Executive Directors” because the Remuneration Policy would apply to any other executive directors that may be appointed. The policy principles described below are also used in determining the remuneration of the Senior Executives.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Base salary	Rewards skills and experience and provides the basis for a competitive remuneration package.

Salaries will be reviewed annually by reference to: (i) market practice and market data on which the committee receives independent advice; (ii) the individuals’ experience and scope of the role; (iii) broader employee increases and (iv) rates of inflation.

Salaries will be benchmarked against comparable roles in a selected peer group of other U.S.-listed companies with similar market capitalisations and/or scale of operational complexity.[1]

We typically expect to align salaries with the 50th percentile of peer group comparator data but may vary from this general rule where we consider that special circumstances apply of where recruitment or retention of a particular role is required.

			We do not believe it is appropriate to impose a maximum level of base salary and we have not done so.	Not applicable.

1 Since 2013, the Remuneration Committee has retained the independent remuneration consultant, Radford, an Aon Hewitt company, to assist. Radford provided data from comparable publicly traded healthcare companies and otherwise assisted the committee in its design of competitive remuneration for the executive director and Senior Executives. We expect to continue to use remuneration consultants to assist the Remuneration Committee in determining competitive levels of executive remuneration and specific design elements of our remuneration programme.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
The committee may also decide to approve future increases following changes to job responsibilities or to reflect experience within the role. Base salary will usually be reviewed annually by the Remuneration Committee and adjusted as of January each year.
Benefits	Protects against risks and provides other benefits in line with market practice. Benefits are provided without regard to individual or corporate performance.

Our executive director is employed in the United Kingdom and generally receives the same types of benefits afforded to other employees in that jurisdiction.

The specific benefits we may offer executive directors in the future will be designed to be competitive with benefits offered to the most senior executives of U.S. public companies or in the other countries where the executive director works.

			We do not believe it is appropriate to impose a maximum level of benefits and we have not done so.	Not applicable.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Annual Cash Incentive	Rewards achievement of the near-term business objectives set at the start of each calendar year and reflects individual and team performance of the executive director and other Senior Executives in achieving those objectives, and progress towards achieving our strategic goals.

Objectives are set at the start of each calendar year.

Generally, the executive directors’ target annual cash incentive will be allocated in part to the achievement of corporate objectives and in part to achievement of individual objectives set by the Remuneration Committee at the beginning of each year. When business opportunities or challenges change substantially during the course of the year, the committee may adjust objectives to meet the changed circumstances and correspondingly realign potential rewards.

The target annual cash incentive is generally paid in cash within the first two and one half months following the end of the fiscal year being measured.

Awards will normally be limited to a maximum of 100% of base salary.

In exceptional periods, considered to be those years in which achievements lead to a transformational effect on the future prospects of the valuation of the business, the annual maximum may increase up to 150% of base salary.

Judgement as to whether achievements in a calendar year are considered to be exceptional is at the discretion of the Remuneration Committee.

The committee retains the ability to set performance objectives annually.

These objectives can be group-based and/or individual, financial and/or non-financial, and are likely to include milestones linked to:

				●	successful execution of key elements of pipeline development programmes;
				●	progress with business development activities
				●	the Group’s financial position and equity liquidity and valuation.
A number of these objectives are considered to be commercially sensitive and are therefore not disclosed here in detail.

Element of Remuneration	Purpose and link to strategy	Operation		Maximum	Performance targets
Long term equity incentives

Motivates and rewards multi-year performance, encouraging achievement of strategy over the medium to long term goals.

Aligns the interests of our executive directors and Senior Executives with those of our shareholders.

Encourages retention as entitlement to full benefits arising from equity-based awards only accrues over a period of years.

Enables us to compete with equity-based remuneration offered by a set of comparable companies with whom we may compete for executive talent.

Under our 2013 share option scheme, we may grant:

There is no fixed annual maximum limit to the size or value of equity-based compensation awards made in a year to executive directors and Senior Executives, or in the aggregate over a period of years.

We seek to establish equity-based remuneration to be reasonably competitive to that offered by a set of comparable companies with whom we may compete for executive talent.

Generally, we grant equity-based remuneration awards that vest over time without specific performance targets other than continued service.

When making awards, the Committee considers: the size and value of past awards; the performance of the executive director and Senior Executives; and competitive data on awards made to executives at comparable companies.

Subject to the terms of the plan, the Board may choose, at its discretion, to accelerate vesting of options including in connection with a change of control event or when an executive director’s service is terminated on account of disability or death.

See policy on payment for loss of office.

		●	CSOP awards in the United Kingdom,
		●	incentive stock options in the United States
		●	various types of unapproved awards in numerous jurisdictions
		●	stock appreciation rights
		●	restricted shares
		●	restricted share units, and
		●	awards subject to performance targets.

The committee generally grants equity-based remuneration to executive directors and Senior Directors at the time they commence employment and from time to time thereafter based on performance.[2]

The Committee is able to grant share options which vest over time. Currently, option awards vest in equal parts beginning on the vesting start date over a period of four years.

Our share option awards have exercise prices equal to the fair market value of our shares on the date of grant.

2 We believe the use of time-based vesting for share option awards is consistent with U.S. practice, to which we look for guidance on our policies. We examine, with assistance from our independent remuneration consultant, comparative data on both a (i) fair market value basis and (ii) percentage of salary basis. The Committee uses a blend of the two methods to establish appropriate levels of equity-based remuneration for the executive director and Senior Executives.

Illustration of the Application of the Remuneration Policy to Executive Director Remuneration

The following table provides an illustration of the potential remuneration for the year ended 31 December 2017 for the executive director, computed in accordance with the remuneration policy outlined above and by applying the following assumptions:

Minimum

The current base salary for the Director is assumed to be base salary throughout the financial year ending 31 December 2016.

The value of benefits receivable for the financial year ending 31 December 2016 is assumed to be equal to 10,000 GBP, which is the maximum a contribution under U.K. law for Dr. Wrighton-Smith, and the same rate of contribution for private health insurance as for 2016. For purposes of this chart, all amounts were converted from Pound Sterling to U.S. Dollar at the rate of £1/$1.23461.

No bonus is assumed for the executive director.

In line with Expectations	The same components for base salary and benefits as reflected for the minimum above. The on-target level of bonus for 2017 of 70% of base salary.

Maximum in Exceptional Year	The same components for base salary and benefits as reflected for the minimum above.

The on-target level of bonus for an exceptional year of 150% of base salary.

The bar chart below does not include any value for equity-based award remuneration in either the minimum illustration or the illustration of remuneration in line with expectations. We do not believe it is possible to reasonably quantify the value that might result from outstanding options and other equity-based awards, including those granted in 2017.

As noted in the table, no maximums apply to any element of our executive director’s remuneration, so this line of the bar chart has been omitted.

Forfeiture and Clawback arrangements

The Remuneration Committee has the authority to cancel any equity-based award if the recipient breaches certain agreements, including those related to confidentiality, non-competition and non-solicitation. In addition, all incentive remuneration that is paid to executive officers, including the executive director, is subject to recoupment if we are required to prepare an accounting restatement within the three year period following the officer’s receipt of the incentive-based remuneration. This clawback may not apply for CSOP awards that are made on a form prescribed by HMRC.

Service contracts

We employ our executive director on a service contract providing for termination, other than for cause, upon 12 months’ advance notice by either the Company or the executive director. The executive director is required to resign his position as a director if the Board requires a resignation in conjunction with the end of the employment relationship. We expect service contracts with future executive directors will have comparable provisions.

On termination of the service contract without cause, we have the right to require the executive director to take garden leave for all or part of the notice period (the remaining term of the contract) and we have the right to pay salary and benefits in lieu of notice. During the period of any garden leave, the executive director will continue to receive his full salary and benefits, but would not be entitled to any portion of his target annual cash incentive. If the executive director is unable to continue to perform his duties by reason of illness, injury or otherwise for a period of 120 days in a 12 month period, or such longer period as may be set by us, we may terminate his service for cause. In the event of termination of the executive director for cause, we are not obligated to make any payment in lieu of notice. The committee may, however, exercise discretion with respect to remuneration arrangements in the event of termination as a result of illness, injury or similar incapacity or in order to resolve disputes relating to remuneration entitlement. Our non-executive directors serve under a letter of appointment, see Letters of Appointment on page A-27.

Policy on payment for loss of office

Our policy regarding termination payments to a departing executive director is generally to limit severance payments to pre-established contractual arrangements or statutory requirements. In the event that the employment of an executive director is terminated, any remuneration payable will be determined in accordance with the terms of the service contract with the executive director, the rules of any incentive plans in which the executive director participates and applicable statutory requirements in the jurisdiction in which the executive director is employed.

We expect that all employment arrangements for any executive director will include a notice provision and continuing payment obligations for not more than a period of one year following our termination of an executive director without cause. Payment obligations could include base salary, benefits, and all or some portion of target annual cash remuneration.

The terms of existing equity-based remuneration awards made to our executive director under the amended and restated 2008 share incentive plan provide for a full acceleration of all outstanding options in the event of a change of control event. For equity-based option awards made under our 2013 share incentive plan, the executive director is entitled to full acceleration of an award in the event of a change of control, so long as executive directors’ employment relationship with the company is terminated. For restricted share awards, the executive director and other officers will get the benefit of an accelerated lapse of those restrictions that would, in the absence of a change of control, have lapsed during the next 24 months. We intend to consider whether the executive director should be treated differently than all other officers under our equity-based awards in the event his employment is terminated as a result of disability or death and we may implement changes to existing equity-based awards or to future equity-based awards.

We will comply with applicable disclosure and reporting requirements of the Securities and Exchange Commission with respect to remuneration arrangements with a departing executive director.

For non-executive directors, our policy is to not make termination payments to a departing non-executive director.

Policy on recruitment arrangements

Our policy on the recruitment of new executive directors is to pay a fair remuneration package for the role being undertaken and the experience of the individual to be appointed. We expect remuneration packages will include base salary, targeted level of annual cash incentive, initial and ongoing equity-based awards, standard benefits and special provisions tailored to the recruiting situation, such as

●	sign-on bonus;

●	real estate commissions, legal fees and other charges incurred in selling an existing residence;

●	legal fees, inspection charges, title insurance, up-front mortgage charges and other charges incurred in connection with the purchase of a new residence;

●	moving expenses;

●	reimbursement for the tax burden associated with the sale of a residence;

●	house-hunting trips for the new executive director and spouse, if applicable;

●	costs of commuting to a new work location;

●	local housing costs;

●	tax gross-up for special benefits;

●	an allowance for personal financial planning expenses;

●	pension enhancements;

●	children’s educational expenses;

●	employment search assistance for relocating spouses; and

●	make-whole awards for remuneration forfeited from a prior employer (whether on account of cash bonuses, share awards, pension benefits or other forfeited items).

The committee retains the discretion to provide additional benefits, including those of a type not listed above, where necessary or useful to recruit new executive directors or to secure the ongoing service of existing executive directors.

If we appoint an existing employee as an executive director of the Company, we would expect to retain legacy obligations to the employee with respect to remuneration, such as outstanding share awards. Should these differ materially from current arrangements, these will be disclosed in the next implementation report following such appointment. We will also disclose appropriate remuneration details for a new executive director in accordance with reporting requirements of the Securities and Exchange Commission.

For non-executive directors, the remuneration package available is as set forth below.

Non-Executive Directors

We pay remuneration for service as a non-executive director only to directors who are not affiliated with major investor in the Company. Since 2015, no non-executive directors have been affiliated with a major investor in the Company.

The following table and accompanying notes explain the different elements of remuneration we pay to our unaffiliated non-executive directors.3 No element of non-executive director remuneration is subject to performance standards other than continued service.

3 With assistance from our independent remuneration consultant we have implemented remuneration practices for our non-executive directors that are comparable to our market peers.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Non-executive director fees	Reflects time commitments and responsibilities of each role.

The remuneration of the non-executive directors is determined by the Board as a whole by reference to market practice and market data, on which the Board receives independent advice, and reflects individual experience, scope of the role, time commitment and changes to responsibilities.

Fees will typically consist of a basic fee for non-executive director responsibilities plus incremental fees for additional roles/responsibilities such as chairmanship of the Board and member of and/or chairmanship of Board committees.

The non-executive directors do not receive any pension from the Company, nor do they participate in any performance-based incentive plans.

			There is no prescribed maximum but the levels will reflect the prevailing market price.	Not applicable.
Long term equity incentives

For public companies listed in the United States, equity-based remuneration is a standard component of Director remuneration.

We extend equity-based awards to our non-executive directors in order to be competitive with comparable companies seeking qualified directors and to align the interests of our non-executive directors with those of our shareholders.

Non-executive directors participate in the Group’s long term incentive plans on terms similar to those used for executive directors.

Each non-executive director receives an initial option award upon appointment or election as a non-executive director. The award is made once per director and vests in equal amounts over three years with the vesting occurring on the date of the annual general meeting of shareholders. Each non-executive director also receives an annual award of options on the date of the annual general meeting of shareholders. The annual awards vest in full at the following annual general meeting of shareholders. Non-executive directors do not receive restricted shares or restricted share unit awards. If a director is initially appointed within six months of an upcoming annual general meeting of shareholders, the size of the first annual award is adjusted by 50% of the full annual award.

All option awards are made with an exercise price equal to the fair market value on the date of grant.

Not applicable.

The option awards will be determined by the Board as a whole working within benchmarking guidelines provided by our compensation consultants.

Expected values are calculated in accordance with generally accepted methodologies based on Black-Scholes models.

Not applicable.

Letters of appointment

The Chairman and all other non-executive directors have letters of appointment which set out the terms under which they provide their services to the Company. The appointment of non-executive directors ends at the annual general meeting when their elected term expires. The appointment is not subject to a notice period, nor is there any remuneration payable on loss of office when, for example, a director is not reelected at an annual general meeting of shareholders.

Policy on shareholding requirements

We do not currently have a policy requiring our Directors to hold a certain number or value of our shares.

Statement of consideration of employment conditions elsewhere in the Group

All our employees are paid a base salary and receive standard employee benefits, which vary by the geographic locale of their employment. Members of our sales staff have the opportunity to earn commissions and other economic rewards based on their level of sales achieved, an element of remuneration in which our executive director does not participate. Like our executive director, other senior employees are eligible for target annual cash incentives based on achievement of our corporate objectives for the year as well as their own individual objectives. The percentage of base salary for an individual’s target annual cash incentive is lower for employees who are not Senior Executives. All employees are eligible to be considered for an annual increase in their base salaries, provided they have worked for a sufficient portion of the prior fiscal year. Senior employees are eligible for consideration for equity-based remuneration awards. Eligibility is dependent on the employee’s position and performance.

No specific consultation with employees has been undertaken relating to remuneration of Directors. In setting employee compensation and benefits, we review publicly available compensation and benefits information of comparable companies in similar geographies.

Statement of consideration of shareholder views

This Policy for remuneration of both executive directors and non-executive directors was devised by a Remuneration Committee of which all are non-executive directors. The Policy was also approved by the full Board.

Changes to Remuneration Policy

It is anticipated that this policy will apply until the Annual General Meeting in 2020 or until a revised policy is approved by shareholders.

Approval

This report was approved by the Board of Directors on [•] and signed on its behalf by:

Richard A. Sandberg

Chairman

[•]

Annex B to Proxy Statement

Rules of the Oxford Immunotec Global PLC 2013 Share Incentive Plan
(as it may be amended from time to time, the “Plan”)

1	Definitions

1.1	In this Plan, unless the context requires otherwise, the following words and expressions shall have the following meanings:

“Administrator” means the Remuneration Committee, except that the Remuneration Committee may delegate, in accordance with applicable law, (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Award” means a grant in accordance with this Plan of a beneficial interest in Shares or an option or other right to acquire Shares including, but not limited to, Shares, Options, Restricted Shares, SARs, Share Units (including Restricted Share Units), Performance Awards, Awards (other than the foregoing Awards) that are convertible into or otherwise based on Shares, and Awards under a joint share ownership plan.

“Board” means the board of directors of the Company.

“Cause” means in the case of any Participant who is party to a service, employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect; in the case of any other Participant, “Cause” will mean, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or any member of the Group or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of any member of the Group; (iv) a significant violation by the Participant of the code of conduct of the Company or any member of the Group, of any material policy of the Company or any member of the Group, or of any statutory or common law duty of loyalty to the Company or any member of the Group; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or any member of the Group and the Participant; (vi) willfully misusing or disclosing the Group’s confidential information or intellectual property; (vii) the insolvency or bankruptcy of a Participant; or (viii) other conduct by the Participant that could reasonably be expected to be harmful to the business, interests or reputation of the Company, or any member of the Group.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations under the Code and other binding regulatory guidance thereunder.

“Committee” means the Remuneration Committee of the Board.

“Company” means Oxford Immunotec Global PLC.

“Control” has the meaning given by sections 450 and 451 of the Corporation Tax Act 2010.

“Covered Transaction” means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption” means the earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board.

“Date of Grant” means in relation to any Award, the date on which such Award is granted in accordance with applicable law.

“Eligible Person” means any person who is eligible to participate in the Plan according to Rule 3. Unless otherwise provided by the Administrator, a Participant’s status as an Eligible Person will be deemed to continue, so long as the Participant is employed by, or otherwise is providing services to, the Company or a member of the Group. If a Participant’s employment or other service relationship is with a member of the Group other than the Company and that entity ceases to be a member of the Group, the Participant’s status as an Eligible Person will be deemed to have terminated when the entity ceases to be a member of the Group unless the Participant transfers his or her employment or service to the Company or its remaining members of the Group.

“Employee” means any person who is employed by the Company or a member of the Group.

“Exercise Period” means in respect of any Award requiring exercise, the period commencing on the date or dates set out in the Award agreement evidencing such Award and ending no later than on the tenth anniversary of its Date of Grant (or, if earlier, upon it lapsing or terminating in accordance with these Rules or such Award agreement).

“Grantor” means a person granting an Option that may be: (a) the Company; or (b) the trustees of an employee benefit trust authorized by the Administrator or the Board to grant Options at the relevant time; or (c) any other person so authorized.

“Group” means the Company and every other company of which it has Control.

“ISO” means an Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“Option” means an option entitling the holder to acquire Shares upon payment of the exercise price. ISOs, NSOs, Approved Options (as defined in the 2013 Approved Company Share Option Plan, the rules of which are set out in Appendix A hereto) and unapproved Options may be granted under the Plan.

“NSO” means any Option that is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

“Participant” means the recipient of an Award under the Plan.

“Performance Award” means an Award subject to Performance Targets; the Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and Performance Awards that are not intended so to qualify.

“Performance Target” means any specified performance target, other than the mere continuation of employment or service or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award, as set by the Administrator pursuant to Rule 7.1, and, for purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Target will mean an objectively determinable measure or measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, strategic alliances, licenses or collaborations; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; manufacturing or process development; or achievement of clinical trial or research objectives, regulatory or other filings or approvals or other product development milestones; a Performance Target and any goals with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Personal Data” means any personal information that could identify a Participant, including but not limited to, the Participant’s date of birth, home address, telephone number, e-mail address, National Insurance number (or equivalent), Awards under the Plan or awards under any other employee share scheme operated by the Company.

“Restricted Shares” means Shares that are subject to restrictions on transfer, a risk of forfeiture or a right of repurchase by the Company under certain circumstances.

“Restricted Share Unit” means a Share Unit that is, or as to which the delivery of Shares or cash in lieu of Shares is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR” means a right entitling the holder upon exercise to receive an amount (payable in cash or in Shares of equivalent value) equal to the excess of the fair market value of the Shares subject to the right over the base value from which appreciation under the SAR is to be measured.

“Shares” means ordinary shares in the capital of the Company.

“Share Pool” has the meaning set forth in Rule 5.

“Share Unit” means an unfunded and unsecured promise, denominated in Shares, to deliver Shares or cash measured by the value of Shares in the future.

“U.S. Participant” means a Participant the grant of an Award to whom or the exercise of an Award by whom is subject to taxation in the United States.

1.2

Where the context permits, the singular includes the plural and vice versa and the masculine gender shall include the feminine and vice versa. Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2	Purpose

The purpose of the Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.

3	Eligibility

The Administrator will select Participants from among key employees and directors of, and consultants and advisors to, the Company or a member of the Group.

4	Administration

The Administrator shall administer the Plan and shall have discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan and any Award; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. The Administrator’s decision on the construction of the Rules and on any disputes arising under the Plan will be conclusive and will bind all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board or the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

5	Maximum Shares

5.1

Subject to adjustment as provided in Rule 12, the maximum number of Shares that may be delivered in satisfaction of Awards under the Plan is 2,684,563 (the “Share Pool”). ~~The Share Pool shall automatically increase annually on each January 1st, from January 1, 2015 through January 1, 2023, in an amount equal to 4% of the number of Shares outstanding as of the close of business on the immediately preceding December 31st. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Pool for such year or that the increase in the Share Pool for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence.~~

5.2

Each Share subject to an Award consisting of Options and/or SARs shall be counted against the Share Pool as one (1.0) Share. Each Share subject to an Award other than Awards consisting of Options and/or SARs shall be counted against the Share Pool as 1.5 Shares. Any Shares that again become available for delivery under the Plan pursuant to Rule 5.3 shall be added back to the Share Pool in an amount determined in accordance with this Rule 5.2.

5.3

For purposes of this Rule 5, the number of Shares delivered in satisfaction of Awards will be determined net of Shares withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award and, for the avoidance of doubt, will not include any Share underlying Awards settled in cash or that otherwise lapse or expire or become unexercisable without having been exercised, that are forfeited to or repurchased by the Company due to failure to vest, or that otherwise are cancelled or terminated.

5.4	The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

6	Grant of Awards

6.1

Award provisions. The Administrator will determine the Eligible Persons to whom Awards are granted and terms of all Awards as set forth in an Award agreement, subject to the limitations provided herein. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which an Option or SAR will remain exercisable. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

6.1.1	Each Award shall state:

6.1.1.1.	the Date of Grant;

6.1.1.2.	the maximum number of Shares subject to the Award;

6.1.1.3.

the exercise price (or the base value from which appreciation is to be measured), if any (which, in respect of any Option or SAR shall be not less than the fair market value of a Share on the Date of Grant);

6.1.1.4.

in the case of an Award requiring exercise, the Exercise Period and the date or dates on which it will ordinarily become exercisable, and the number of Shares in respect of which it may then be exercised; and

6.1.1.5.	in the case of an Award not requiring exercise, the date or dates on which the Award will vest, and the number of Shares in respect of which it vests;

and shall state, or have attached to it in the form of a schedule, any Performance Target or other conditions applicable to the Award and the Shares subject to it.

Subject to the foregoing, an Award agreement shall be in such form as the Administrator may determine from time to time.

6.2

Grant of Approved Options. Where an Award is intended to qualify as an Approved Option (as defined in the 2013 Approved Company Share Option Plan, the rules of which are set out in Appendix A), such Award shall be subject to the provisions of the 2013 Approved Company Share Option Plan.

6.3

Grant of Award to U.S. Participant. Where an Award is granted to a U.S. Participant, such Award shall be subject to the provisions of Appendix B to the Plan (Special Provisions Applicable to Participants Subject to the United States Internal Revenue Code).

6.4

Dividend equivalents. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Shares subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

6.5

Coordination with other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Group. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Group may be settled in Shares available under the Plan (including, without limitation, unrestricted Shares) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Rule 5).

6.6

Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or any member of the Group with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.

7	Performance Targets

7.1

The exercise or vesting of any Award may by its terms be conditional upon, and/or the number of Shares which may be acquired on exercise or vesting of an Award and/or the number of Restricted Shares which may be forfeited may be determined by, the attainment of one or more objective Performance Targets. The terms of each Performance Target shall be determined by the Administrator in its discretion and shall be specified to the relevant Participant in the Award agreement.

7.2

If an event or circumstance that occurs during an applicable performance period (including, without limitation, a change in accounting policies or practice, a change in the length of the Company’s accounting period or a change in the Company’s capital structure, including any issue of shares or securities or any reduction of capital or a stock split (including a reverse stock split)) causes the Administrator reasonably to consider that a different Performance Target or Targets would be a more appropriate or fairer measure of performance or that any amended Performance Target or Targets will provide a more effective incentive to the applicable Participant, the Administrator may determine that a new Performance Target or Targets shall be substituted for the existing Performance Target or Targets applicable to such Award.

7.3

Where an Award is subject to the satisfaction of a Performance Target, that Award may not be exercised or vest (and any Restricted Shares comprised in that Award may not cease to be subject to forfeiture) except in accordance with or to the extent provided in the Award agreement and as determined by the Administrator after taking into account any adjustment pursuant to Rule 7.2.

8	Exercise and Lapse of Awards

8.1

No Award shall be capable of vesting or being exercised after the expiry of the Exercise Period. Any Award which has not vested or been exercised or that has lapsed or terminated before the expiry of the Exercise Period shall lapse and terminate upon the expiry of the Exercise Period.

8.2

Awards that require exercise may be exercised in accordance with their terms (and subject to satisfaction of any Performance Targets) at any time during the Exercise Period. Awards that do not require exercise shall (provided they have not lapsed or terminated and subject to satisfaction of any Performance Targets) vest (and Restricted Shares shall cease to be subject to forfeiture) on the date or dates and/or subject to satisfaction of any Performance Targets set out in the Award agreement.

8.3

The Administrator may at its discretion, accelerate the vesting or the commencement of the Exercise Period (or the date on which Restricted Shares shall cease to be subject to forfeiture) of any Awards if it considers it appropriate; provided, however, that the Administrator shall not have the authority to fully accelerate any Award unless (a) a change of Control (as defined in Appendix B) has occurred and (b) the Participant’s employment with the Company has been terminated as a result of such change of Control. ~~.~~

8.4	Unless the Administrator expressly provides otherwise, the following rules will apply if a Participant ceases to be an Eligible Person:

8.4.1

Immediately upon the Participant ceasing to be an Eligible Person and except as provided in Rule 8.4.2 and 8.4.3, each Option and SAR that is then held by the Participant will cease to be exercisable and will lapse and terminate and all other Awards that are then held by the Participant to the extent not already vested will be forfeited.

8.4.2

Subject to Rule 8.4.3 and 8.4.4 below, all Options and SARs held by the Participant immediately prior to the Participant ceasing to be an Eligible Person, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) until the expiry of the Exercise Period determined without regard to this Rule 8.4, and will thereupon immediately lapse and terminate.

8.4.3

All Options and SARs held by a Participant (or the Participant’s estate, as applicable) immediately prior to the Participant ceasing to be an Eligible Person due to his or her death, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 12 months or (ii) until the expiry of the Exercise Period determined without regard to this Rule 8.4, and will thereupon immediately lapse and terminate.

8.4.4

All Stock Options and SARs (whether or not exercisable) held by a Participant immediately prior to the Participant ceasing to be an Eligible Person will immediately terminate upon such cessation if the Participant’s termination of employment or service is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s employment or service to be terminated for Cause.

9	Exercise Procedure

9.1

Exercise of an Award requiring exercise shall be by application in writing addressed to the Company and specifying the number of Shares in respect of which the Award is being exercised on that occasion and accompanied by payment in full of the aggregate exercise price (if any) for such Shares (or an undertaking in a form acceptable to the Company to pay the same). The application must be delivered or sent by prepaid post or in such other manner as the secretary of the Company may approve to the registered office for the time being of the Company (or to such other office as may from time to time be specified for the purpose). A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

9.2

Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

10	Non-transferability of Awards

Unless and to the extent the Administrator shall determine otherwise at the time of grant, Awards shall be personal to the person to whom they are granted and shall lapse forthwith if they are purportedly transferred (otherwise than to personal representatives upon death) assigned, mortgaged, charged or otherwise alienated or if that person is adjudicated bankrupt or does or suffers any other act or thing whereby he or she would or might be deprived of the legal or beneficial ownership of the Awards. Save in exceptional circumstances, the Administrator shall only permit the transfer or assignment of Awards to an associated person of the Participant (as defined in section 472 of the Income Tax (Earnings and Pensions) Act 2003).

11	Covered Transaction

Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction.

11.1

If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

11.2

Subject to Rule 11.5 below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one Share (as determined by the Administrator in its reasonable discretion) times the number of Shares subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Administrator determines, it being understood that if the exercise or purchase price (or base value) of an Award is equal to or greater than the fair market value of one Share, the Award may be cancelled with no payment due hereunder.

11.3

Subject to Rule 11.5 below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any Shares remaining deliverable under any outstanding Award of Share Units (including Restricted Share Units and Performance Awards to the extent consisting of Share Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the Shares, as the case may be, to participate as a stockholder in the Covered Transaction. Notwithstanding the foregoing, the Administrator shall not have the authority to fully accelerate vesting of any Award for a Participant that is an officer or director of the Company unless such Participant’s employment with the Company has also been terminated.

11.4

Except as the Administrator may otherwise determine in any case, each Award will automatically lapse and terminate (and in the case of outstanding Restricted Shares, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Rule 11.1 above.

11.5

Any Share and any cash or other property delivered pursuant to Rule 11.2 or Rule 11.3 with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Rule 11.2 or acceleration under Rule 11.3 will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Shares that do not vest and are not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Shares in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

12	Adjustments and Distributions with Respect to Shares

12.1

In the event of a share dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other similar change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum share limits described in Rule 5 and the limits described in Section 3(a) and 3(b) of Appendix B of the Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

~~12.2~~

~~The Administrator may also make adjustments of the type described in Rule 12.1 to take into account distributions to stockholders other than those provided for in Rule 11 and 12.1, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan.~~

~~12.3~~12.2	References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Rule 12.

~~12.4~~12.3	Any adjustment by the Administrator pursuant to this Rule 12 will be conclusive and will bind all persons having or claiming any interest in the Plan or in any Award.

13	Legal Conditions on Delivery of Shares

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Shares are at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of applicable law. Any Shares required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates, or in such other manner as may be required by law. In the event that the Administrator determines that Share certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

14	Establishment of Sub-Plans

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements or appendices to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All such supplements or appendices so established will be deemed to be part of the Plan, but each supplement or appendix will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

15	Tax

15.1

If the Company or any other member of the Group is obliged under any applicable law to withhold an amount in respect of tax, social security or any like sum or to account for such an amount to any governmental or other authority in respect of the grant, exercise, vesting or settlement of an Award then:

15.1.1

it shall be a condition of exercise, vesting or settlement that the Participant put the Company or any other member of the Group, as applicable, in funds to account for such amounts to such governmental or other authority or otherwise enter into such arrangements with the Company or other member of the Group, as applicable, as are satisfactory to the Company or other member of the Group, as applicable, with regard to the obligation to withhold or account; or

15.1.2

the Company or other member of the Group, as applicable, shall be authorised to arrange for the sale of such number of Shares subject to the Award as are necessary to realise funds to pay the amount to be withheld and/or accounted for and transfer the balance to the Participant, or to hold back from the Award that same number of Shares (but not in excess of the minimum withholding required by law).

15.2

If permitted by law, the Administrator may upon grant of an Award direct that the Participant will be required as a condition of exercise or vesting at or before the time of exercise or vesting of the Award to enter into an agreement with the Company or other member of the Group, as applicable, to allow the Company or other member of the Group, as applicable, to recover the applicable national insurance contribution liability relating to the exercise or vesting of the Award or to enter into a joint election with the Company or other member of the Group, as applicable, that the applicable national insurance contribution liability shall be transferred to the Participant.

15.3

Notwithstanding any provision of this Plan, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties of any kind that may be imposed on or for the account of such Participant in connection with the Plan.

16	Data Protection

16.1

In accepting the grant of an Award each Participant consents to the collection, holding, processing and transfer of the Participant’s Personal Data by the Company or a member of the Group for all purposes connected with the operation of the Plan.

16.2	The purposes of the Plan referred to in Rule 16.1 include, but are not limited to:

16.2.1	holding and maintaining details of the Participant’s Awards;

16.2.2	transferring the Participant’s Personal Data to the trustee of an employee benefit trust, the Company's registrars or brokers or any administrators of the Plan;

16.2.3

transferring the Participant’s Personal Data to a bona fide prospective buyer of the Company or the Participant’s employer company or business unit (or the prospective buyer's advisers), provided that the prospective buyer, and its advisers, irrevocably agree to use the Participant’s Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the Data Protection Act 1998; and

16.2.4

transferring the Participant’s Personal Data under rule 16.2.2 or rule 16.2.3 to a person who is resident in a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as countries within the European Economic Area.

17	Alteration and Termination of the Plan

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that, except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including applicable stock exchange requirements), as determined by the Administrator.

18	Relationship between the Plan and Participants’ Employment

18.1	Participation in the Plan does not:

18.1.1	confer upon any person any right to participate in the Plan at any time in the future either at all or on any particular basis;

18.1.2	confer upon any person any right to continue in employment or service with any member of the Group;

18.1.3	restrict the right of any member of the Group to terminate the employment or service of any Participant without liability at any time with or without Cause;

18.1.4	impose upon the Board or the Committee any duty to exercise any power or discretion under the Plan to the advantage of the Participant; or

18.1.5

impose upon any member of the Group, the Board or the Committee or their representatives, agents and employees any liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:

18.1.5.1.	the loss of a Participant’s right to receive Shares under the Plan or any lost value in respect of any such Shares or any Awards held by the Participant;

18.1.5.2.	the loss of an individual’s eligibility to be granted Awards under the Plan; and/or

18.1.5.3.	the manner in which any power or discretion under the Plan is exercised or the failure or refusal of any person to exercise any power or discretion under the Plan.

18.1.6

Awards under the Plan shall not afford to a Participant any additional right to compensation on the termination of the Participant’s employment or service which would not have existed had the Plan not existed and, accordingly, any individual who participates in the Plan shall waive any rights to compensation or damages in consequence of the termination of such individual’s employment or service with a company in the Group for any reason whatsoever insofar as these rights arise or may arise from the Participant ceasing to have rights under the Plan as a result of such termination or cessation or from the loss or diminution in value of such rights and/or entitlements notwithstanding any provision to the contrary in the Participant’s contract of employment or service.

19	Term of Plan

No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

20	Governing Law

This Plan is governed by and shall be construed in accordance with English law and the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with it.

Appendix A

Sub-Plan to the Oxford Immunotec Global PLC

2013 Share Incentive Plan

2013 Approved Company Share Option Plan

Approved by HM Revenue & Customs on: [x] with reference number: [x]

Special Provisions Applicable to Approved Options granted pursuant to this 2013 Approved Company Share Option Plan Sub-Plan to the Oxford Immunotec Global PLC 2013 Share Incentive Plan (the "Appendix A Plan").

1	Interpretation

1.1

When used in this Appendix A Plan, the following words and expressions shall have the meanings set out below. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Plan.

Appropriate Period: the meaning given by paragraph 26(3) of Schedule 4 to ITEPA;

Approval Date: the date of the approval of the Plan under Schedule 4 by HMRC.

Approved Option: means a right to acquire Shares granted under the Plan which complies with the applicable requirements of Schedule 4.

Approved Option Certificate: means a certificate setting out the terms of an Approved Option.

Approved Option Holder: means an individual who holds an Approved Option or, where applicable, his personal representatives.

Associate: has the meaning given to "associate" in paragraph 12 of Schedule 4.

Control: has the meaning given in section 719 and paragraph 35(2) to Schedule 4 of ITEPA 2003. Controlled shall be interpreted accordingly.

Dealing Day: means a day on which the NASDAQ Global Market is open for the transaction of business.

Eligible Person means an individual who is

(a)	an Employee; or

(b)

a director of the Company or an Associated Company (as defined in paragraph 35(1) to Schedule 4 to ITEPA) participating in the Plan who is contracted to work at least 25 hours per week for the Company or any Associated Company and its subsidiaries or any of them (exclusive of meal breaks);

who, in either case, does not have at the Date of Grant of an Option, and has not had during the preceding twelve months, a Material Interest in a Close Company (as defined in section 414 and 415 of Income and Corporation Tax Act 1988 as varied by paragraph 9(4) to Schedule 4 ITEPA) which is the Company or any Associated Company or a company which has Control of the Company or a member of a Consortium (as defined in paragraph 36(2) to Schedule 4 to ITEPA) which owns the Company.

Exercise Price: means the price at which each Share subject to an Approved Option may be acquired on the exercise of that Approved Option, which:

(a)	if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share; and

(b)	may not be less than the Market Value of a Share on the Date of Grant.

HMRC: means HM Revenue & Customs.

ITEPA 2003: means the Income Tax (Earnings and Pensions) Act 2003.

Key Feature: means any provision of the Plan that is necessary to meet the requirements of Schedule 4.

Market Value: means in the case of an Option granted under this Appendix A Plan:

(a)

if at the relevant time Shares are listed on a recognised stock exchange as defined in section 1005 of the Income Tax Act 2007 the closing price of a Share on the relevant recognised stock exchange as reported in the Wall Street Journal on the Date of Grant of the Option;

(b)

if paragraph (a) does not apply, the market value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Plan with HMRC Shares and Assets Valuation on the Date of Grant of the Option or such earlier date or dates as may be agreed with HMRC Shares and Assets Valuation.

Material Interest: has the meaning given in paragraph 10 of Schedule 4.

Relevant Restriction: means any provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares.

Schedule 4: means Schedule 4 to ITEPA 2003, which provides for the approval of Company Share Option Plans by HMRC.

Shares: means ordinary shares in the Company that meet the requirements of paragraphs 16 to 18 and paragraph 20 of Schedule 4.

Tax Liability: means the total of:

(a)

any PAYE income tax and primary class 1 (employee) national insurance contributions (or any similar liability to withhold amounts in respect of income tax or social security contribution in any jurisdiction) that any employer (or former employer) of an Approved Option Holder is liable to account for as a result of the exercise of an Approved Option; and

(b)	if:

(i)	such amounts may be lawfully recovered from the relevant Approved Option Holder; and

(ii)	the relevant Option includes the requirement specified in Rule 5.3 of this Appendix A Plan,

any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) that any employer (or former employer) of an Approved Option Holder is liable to pay as a result of the exercise of an Approved Option.

1.2

Approved Options granted under this Appendix A Plan shall be subject to the terms of this Appendix A Plan and the Plan, except (a) in the instance and to the extent that any provision of this Appendix A Plan conflicts with provisions set out elsewhere in the Plan, the provisions of this Appendix A Plan shall prevail and (b) the following Rules of the Plan shall specifically be disapplied in relation to Approved Options: Rule 3, Rule 6.4, Rule 6.6, Rule 8.3, Rule 10, Rule 11.2, Rule 12.1, Rule 12.2 and Rule 15.

1.3

For the avoidance of doubt, the provisions of any other Appendices to the Plan (including Appendix B and Appendix C and any Appendices adopted from time to time) shall not apply to any Approved Options granted under this Appendix A Plan.

2.	GRANT OF APPROVED OPTIONS

2.1	An Approved Option may not be granted:

(a)	at any time when that grant would be prohibited by, or in breach of any:

(i)	law; or

(ii)	regulation with the force of law; or

(iii)	non-statutory set of guidelines or code that applies to the Company or with which the Board or the Committee wishes to comply; or

(b)	before the Approval Date; or

(c)	to any person who is not an Eligible Person; or

(d)

over any Share which does not form part of the Ordinary Share Capital of the Company, as defined in section 989 of the Income Tax Act 2007 (and such Shares shall at all times satisfy the requirements of paragraphs 15 to 20 of Schedule 4 to ITEPA).

2.2	For an Award to qualify as an Approved Option the following requirements must be met:

(a)	The Approved Option Certificate granting the Award must, while the Plan is approved under Schedule 4, be in a form approved by the Administrator and HMRC.

(b)	The Approved Option Certificate granting the Award must include a statement that:

(i)	the Approved Option is subject to the Plan, Schedule 4 and any other legislation applying to share option plans approved under Schedule 4; and

(ii)	the provisions listed in the foregoing Rule 2.2(b)(i) of this Appendix A Plan shall prevail over any conflicting statement relating to the Option's terms.

(c)

The Option Certificate granting the Award must (1) specify the Exercise Price (which shall not be manifestly less than Market Value); (2) whether or not the shares are subject to any Relevant Restrictions and, if so, the nature of the Relevant Restrictions and (3) must be executed as a deed on behalf of the Company.

(d)

The date(s) after which the Approved Option, or part of the Approved Option, is exercised, (unless an earlier event occurs to cause the Approved Option to lapse or to become exercisable, in whole or in part) may not be earlier than the third anniversary of the Date of Grant or later than the ninth anniversary of the Date of Grant;

(e)	The date when the Approved Option will lapse, assuming that the Approved Option is not exercised earlier and no event occurs to cause the Approved Option to lapse earlier may not be:

(i)	earlier than the date falling one year after the latest date specified under the foregoing Rule 2.2(d) of this Appendix A Plan; or

(ii)	later than the tenth anniversary of the Date of Grant;

(f)

The Approved Option shall be exercisable over 100% of the Shares over which it has been granted, unless a performance target or other condition has been imposed under Rule 2.4(a) of this Appendix A Plan and such performance target or condition has not been satisfied or has been satisfied in part only, in which event the Approved Option shall not be exercisable or shall only be exercisable in part in accordance with such performance target or condition.

2.3

Transferability of an Approved Option. An Approved Option shall not be transferable and shall be exercisable during the lifetime of the Approved Option Holder only by the Approved Option Holder. An Approved Option shall be personal to the Eligible Person to whom it is granted and, subject to Rule 8.4 of the Plan, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Approved Option Holder purports to transfer, charge or otherwise alienate the Approved Option.

2.4	Performance target or other condition imposed on exercise of an Approved Option.

(a)	Any performance target or other condition consistent with Schedule 4 of ITEPA imposed on the exercise of an Approved Option shall be:
(i)	objective;
(ii)	such that, once satisfied, the exercise of the Approved Option is not subject to the discretion of any person; and
(iii)	stated on the Date of Grant.

(b)

If an event occurs as a result of which the Board or the Committee considers that a performance target or other condition imposed on the exercise of an Approved Option is no longer appropriate and substitutes, varies or waives under Rule 7.2 of the Plan, the performance target or condition, such substitution, variation or waiver shall:

(i)	be reasonable in the circumstances and result in a fairer measure of performance; and
(ii)	produce a fairer measure of performance and be neither more nor less difficult to satisfy than the original performance condition when first set.

2.5	Exercise of discretion by the Board. In exercising any discretion which it may have under this Appendix A Plan, the Board or, where relevant, the Committee, shall act fairly and reasonably.

2.6

Approved Options shall only be granted under and subject to this Appendix A Plan. For the avoidance of doubt, any other sub-plan established under Rule 14 of the Plan shall not form part of this Appendix A Plan for the purposes of grants of Approved Options under Schedule 4 ITEPA.

3.	INDIVIDUAL LIMITS ON GRANTS

3.1	The definitions in this Rule 3.1 apply in this Rule 3 of this Appendix A Plan:

Associated Company: has the meaning given in paragraph 35 of Schedule 4, which may be summarised (as at the Date of Adoption) as stating that two companies are associated companies if:

(a)	one has control of the other (or had such control at any time within the preceding year); or

(b)	both are under the control of the same person(s) (or were under such common control at any time within the preceding year).

In this definition, control has the meaning given by sections 450 and 451 of the Corporation Tax Act 2010.

Existing CSOP Options: all:

(a)	Approved Options; and

(b)	options granted under any other share option plan approved under Schedule 4 that has been established by the Company or any of its Associated Companies,

that can still be exercised.

3.2	References to Market Value in this Rule 3 of this Appendix A Plan are to the Market Value on the date on which the relevant option was granted.

3.3	An Approved Option may not be granted to an Eligible Employee if the grant (referred to in this Rule 3.3 as the Excess Option) would cause the total Market Value of shares subject to:

(a)	the Excess Option; and

(b)	all Existing CSOP Options held by the relevant Eligible Person,

to exceed £30,000 (or any other amount specified in paragraph 6 of Schedule 4 at the relevant time).

3.4	No Approved Option may be exercised when its exercise is prohibited by, or would be a breach of, any of the following that then apply:

(a)	the NASDAQ stock market rules; or

(b)	any other rule, code or set of guidelines (such as a personal dealing code adopted by the Company) with a similar purpose and effect to any part of the NASDAQ stock market rules; or

(c)	any law or regulation with the force of law.

3.5	No Approved Option may be exercised at any time when the Approved Option Holder:

(a)	has a Material Interest (any interests of the Approved Option Holder's Associates being treated as belonging to the Approved Option Holder for this purpose); or

(b)	had a Material Interest in the 12 months before that time (any interests of the Approved Option Holder's Associates being treated as having belonged to the Approved Option Holder for this purpose).

4.	MANNER OF EXERCISE OF OPTIONS

4.1

An Approved Option shall be exercised by the Approved Option Holder giving a written exercise notice to the Company that shall be made using a form that the Administrator will approve (subject to the prior approval of HMRC, while the Plan is approved under Schedule 4). Shares shall be allotted and issued (or transferred, as appropriate) within 30 days after a valid Approved Option exercise, subject to the other rules of the Appendix A Plan. Except for any rights determined by reference to a date before the date of allotment, Shares allotted and issued in satisfaction of the exercise of an Approved Option shall rank equally in all respects with the other shares of the same class in issue at the date of allotment.

5.	TAX LIABILITIES

5.1	The definitions in this Rule 5.1 apply in this Rule 5 of this Appendix A Plan.

Employer NICs: Secondary class 1 (employer) NICs (or any similar liability for social security contribution in any jurisdiction) that are included in any Tax Liability (or that would be included in any Tax Liability if an election of the type referred to in Rule 5.3(b) of this Appendix A Plan had not been made) and that may be lawfully recovered from the Approved Option Holder.

Sufficient Shares: the smallest number of Shares that, when sold, will produce an amount at least equal to the relevant Tax Liability (after deduction of brokerage and any other charges or taxes on the sale).

5.2	Each Approved Option shall include a requirement that the Approved Option Holder irrevocably agrees to:

(a)	pay to the Company, his employer or former employer (as appropriate) the amount of any Tax Liability; or

(b)	enter into arrangements to the satisfaction of the Company, his employer or former employer (as appropriate) for payment of any Tax Liability.

5.3	Each Approved Option shall include a requirement that the Approved Option Holder irrevocably agrees that:

(a)	the Company, his employer or former employer (as appropriate) may recover the whole or any part of any Employer NICs from the Approved Option Holder; or

(b)

at the request of the Company, his employer or former employer, the Approved Option Holder shall elect (using a form approved by HMRC) that the whole or any part of the liability for Employer NICs shall be transferred to the Approved Option Holder.

5.4

An Approved Option Holder's employer or former employer may decide to release the Approved Option Holder from, or not to enforce, any part of the Approved Option Holder's obligations in respect of Employer NICs under Rules 5.2 and 5.3 of this Appendix A Plan.

5.5

If an Approved Option Holder does not fulfil his obligations under either Rule 5.2(a) or Rule 5.2(b) of this Appendix A Plan in respect of any Tax Liability arising from the exercise of an Approved Option within seven days after the date of exercise and Shares are readily saleable at that time, the Administrator shall withhold Sufficient Shares from the Shares that would otherwise be delivered to the Approved Option Holder. From the net proceeds of sale of those withheld Shares, the Administrator shall pay to the Company, employer or former employer an amount equal to the Tax Liability and shall pay any balance to the Approved Option Holder.

5.6

Approved Option Holders shall have no rights to compensation or damages on account of any loss in respect of Approved Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from any loss of approval under Schedule 4 that affects the Plan or any Approved Option, however such a loss of approval may be caused.

5.7

Each Approved Option shall include a requirement that the Approved Option Holder irrevocably agrees to enter into a joint election under section 431(1) or section 431(2) of ITEPA 2003, if required to do so by the Company, his employer or former employer, on or before the date of exercise of the Option.

5.8

For the avoidance of doubt, any withholding authorised under this Rule 5 or Rule 15 of the Plan shall only be permitted in connection with the exercise of an Approved Option granted under this Appendix A Plan.

6.	VARIATION OF SHARE CAPITAL

If there is any variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise) that affects (or may affect) the value of Approved Options to Approved Option Holders, the Administrator may adjust the number and description of Shares subject to each Approved Option and/or the Exercise Price of each Approved Option in a manner that the Administrator, in its reasonable opinion, considers to be fair and appropriate. However:

(a)	while the Plan is approved under Schedule 4, no such adjustment shall be made without the prior approval of HMRC; and

(b)	the total amount payable on the exercise of any Approved Option in full shall not be increased; and

(c)

the Exercise Price for a Share to be newly issued on the exercise of any Option shall not be reduced below its nominal value (unless the Board or the Committee resolves to capitalise, from reserves, an amount equal to the amount by which the total nominal value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply such amount to pay-up the relevant Shares in full).

7.	CHANGE OF CONTROL AND OPTION ROLLOVER PROVISIONS

7.1

If any person obtains Control of the Company as a result of making a general offer to acquire the whole of the issued share capital of the Company which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have control of the Company, an Option may only be exercised within the period of six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

7.2

On a change of Control of the Company in accordance with Rule 7.1 only, an Approved Option Holder may at any time within the Appropriate Period, by agreement with the acquiring company, release any Option which has not lapsed ("the Old Option") in consideration of the grant to him of an Option ("the New Option") which (for the purpose of Part 6 of Schedule 4 to ITPEA 2003) is equivalent to the Old Option but relates to shares in a different company (whether the company which has obtained Control of the Company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4).

7.3

The New Option shall not be regarded for the purposes of Rule 7.2 as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 to ITPEA 2003 are satisfied and the provisions of the Appendix A Plan shall for this purpose be construed as if:

(a)	the New Option were an option granted under the Appendix A Plan at the same time as the Old Option;

(b)

the reference to Oxford Immunotec Global PLC in the definition of "the Company" above were a reference to the different company mentioned in Rule 7.2, however the Appendix A Plan will remain that of Oxford Immunotec Global PLC; and

(c)	all conditions imposed by Rule 7 of the Plan have been satisfied.

8.	Administration and amendment

8.1

While the Appendix A Plan is approved under Schedule 4, no amendment to a Key Feature shall have effect until approved by HMRC, to the extent required under the provisions applicable to Approved Options contained in ITEPA 2003.

Appendix B
to the
Oxford Immunotec Global PLC
2013 Share Incentive Plan

Special Provisions Applicable to Participants Subject to
the United States Internal Revenue Code

This Appendix B sets forth special provisions of the Plan that apply to U.S. Participants. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Plan.

1.            Interpretation

(a)           For the purposes of this Appendix B, the following terms have the following meanings:

(i)     “Section 162(m)” means Section 162(m) of the Code and the Treasury Regulations thereunder.

(ii)     “Section 409A” means Section 409A of the Code and the Treasury Regulations thereunder.

(iii)     “Section 422” means Section 422 of the Code and the Treasury Regulations thereunder.

(b)           The Plan and this Appendix B are complementary to each other and shall, with respect to Awards granted to U.S. Participants, be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Appendix B and the Plan, the provisions of this Appendix B shall prevail with respect to Awards granted to U.S. Participants.

2.            Eligibility

Eligibility for ISOs is limited to U.S. Participants who are employees of the Company or a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Options other than ISOs is limited to U.S. Participants who are providing direct services on the date of grant of the Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations under the Code.

3.            Limitations on Awards Under the Plan

(a)           Limitation on the Award of ISOs. A maximum of 8,053,691 Shares may be issued in satisfaction of ISOs. For purposes of this Section 3(a), the number of Shares delivered in satisfaction of Awards will be determined net of Shares withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 3(a) shall be construed to comply with Section 422.

(b)           Individual Limits. The following limits will apply to Awards of the specified type granted to any U.S. Participant in any calendar year.

(i)     Options: 1,043,997 Shares.

(ii)     SARS: 1,043,997 Shares.

(iii)     Awards other than Options or SARs: 521,998 Shares.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Options and SARs refer to the number of Shares subject to those Awards; and (iii) the share limit under clause (iii) refers to the maximum number of Shares that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (iii) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards. In the Administrator’s discretion, the foregoing limits shall apply to other Participants to the extent determined necessary or desirable for purposes of Section 162(m).

4.            Rules Applicable to Awards

(a)           All Awards. The special rules and limitations set forth in this Section 4(a) are applicable to Awards issued under the Plan to U.S. Participants.

(i)     Taxes. The delivery, vesting and retention of Shares, cash or other property under an Award are conditioned upon full satisfaction by the U.S. Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back Shares from an Award or permit a U.S. Participant to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law). Each U.S. Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Participant in connection with the Plan.

(ii)     Administration. Without derogating from the powers and authorities of the Administrator set forth in the Plan, and unless specifically required under applicable law, the Administrator shall also have the authority to administer the provisions of this Appendix B in its discretion and to take all actions necessary or appropriate to carry out the purposes of the Plan and this Appendix B, in addition to any powers and authorities specified in the Plan, including the authority, in its discretion to determine the type of Award to be granted, including whether to grant Options as ISOs or as NSOs. In addition, in taking actions or making adjustments under Rules 11 or 12 of the Plan, the Administrator shall do so having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(iii)     Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 4(a)(iii), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 4(a)(iii), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to such limitations as the Administrator may impose.

(iv)     Dividend Equivalents. The entitlement, if any, to dividend equivalent amounts payable in respect of Awards will be established and administered in a manner either consistent with an exemption from, or in compliance with, the requirements of Section 409A.

(v)     Section 162(m). In the case of any Performance Award (other than an Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Target or Targets in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as required to qualify the Award as performance-based under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Target or Targets, will certify whether it or they have been attained. Notwithstanding anything to the contrary in the Plan, including, without limitation Rule 7, to the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Targets applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period that affect the applicable Performance Target or Targets. Awards will not be required to comply with the provisions of the Plan applicable to performance based awards under Section 162(m) to the extent they are eligible (as determined by the Administrator) for exemption from the limitations of Section 162(m) by reason of the post-initial public offering transition relief in Section 1.162-27(f) of the Treasury Regulations under the Code.

(vi)     Coordination with Other Plans. In any case where an award is made under another plan, scheme or program of the Company or any other member of the Group pursuant to the terms of the Plan and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan, scheme or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(vii)     Section 409A. Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(viii)     Fair Market Value. In determining the fair market value of any Share under the Plan, the Administrator shall make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(ix)     Separation from Service. In construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of a Participant’s service or employment with any member of the Group, references to termination or cessation of employment or service, termination or cessation of being an Eligible Person, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.

(b)           Options and SARs. The special rules and limitations set forth in this Section 4(b) are applicable to Options and SARs issued under the Plan to U.S. Participants.

(i)     Maximum Term. Options and SARs will have a maximum term not to exceed 10 years from the date of grant (five years from the date of grant in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422); provided, however, that if a U.S. Participant still holding an outstanding but unexercised NSO or SAR 10 years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than 10 years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open market sales of Shares, and if at such time the Shares are publicly traded (as determined by the Administrator), the maximum term of such Award will instead be deemed to expire on the 30th day following the date the Participant is no longer prohibited from engaging in such open-market sales.

(ii)     Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or, in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Shares subject to the Award, determined as of the Date of Grant, or such higher amount as the Administrator may determine in connection with the grant.

(c)           Additional Provisions Applicable to Awards of ISOs.

(1)     To the extent that the aggregate fair market value (determined as of the time the Option is granted) of the Shares with respect to which ISOs are exercisable for the first time by the U.S. Participant under all equity compensation arrangements or schemes of the Company and/or its Affiliates (if applicable) exceeds US$100,000 during any calendar year, the Options or portions thereof that exceed such limit shall be treated as NSOs in accordance with Section 422, notwithstanding any contrary provision of the Plan, this Appendix B and/or the Award.

(2)     Without limiting the generality of the foregoing, if a U.S. Participant sells or otherwise disposes of any of the Shares acquired pursuant to the exercise of an ISO on or before the later of (x) the date that is two years after the date the ISO was granted, or (y) the that is date one year after the transfer of such Shares to the U.S. Participant upon exercise of the ISO, the U.S. Participant shall notify the Company in writing within 30 days after the date of any such disposition.

5.            Amendment of Appendix B

The Administrator shall retain the power and authority to amend or modify this Appendix B to the extent the Administrator in its discretion deems necessary or advisable to comply with any guidance issued under Section 409A, Section 422 or Section 162(m). Such amendments may be made without the approval of any U.S. Participant.

6.            Miscellaneous

(a)           Waiver of Jury Trial. By accepting an Award under the Plan, each U.S. Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each U.S. Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a U.S. Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)           Limitation of Liability. Notwithstanding anything to the contrary in the Plan or in this Appendix B, neither the Company, nor any other member of the Group, nor the Administrator, nor any person acting on behalf of the Company, any other member of the Group, or the Administrator, will be liable to any U.S. Participant or to the estate or beneficiary of any U.S. Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

Appendix C

Restricted Share Sub-Plan to the Oxford Immunotec Global PLC

Share Incentive Plan

Special Provisions Applicable to Restricted Shares granted to UK Employees pursuant to this Restricted Share Sub-Plan to the 2013 Oxford Immunotec Global PLC Share Incentive Plan (the "Appendix C Sub-Plan").

1.

This Appendix C Sub-Plan is governed by the 2013 Oxford Immunotec Global PLC Share Incentive Plan (the "Plan") and all its provisions shall be identical to those of the Plan save for the provisions amended as below in order to accommodate the specific requirements of UK law.

2.

Restricted Shares may be awarded under this Appendix C Sub-Plan and such awards of Restricted Shares shall be subject to the terms of the Plan and the Award agreement, except to the extent that awards of Restricted Shares under this Appendix C Sub-Plan shall only be made to Employees.

3.	References to "the Plan" shall be substituted by "Sub-Plan" where appropriate in respect of Restricted Shares awarded to UK Employees under this Appendix C Sub-Plan.

4.	Interpretation

4.1

When used in this Appendix C Sub-Plan, the following words and expressions shall have the meanings set out below. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Plan.

"ITEPA 2003": means the Income Tax (Earnings and Pensions) Act 2003.

"Restricted Shares": means Shares that are subject to restrictions on transfer, a risk of forfeiture or a right of repurchase by the Company under certain circumstances.

"Restricted Share Holder": means the holder of Restricted Shares awarded under this Appendix C Sub-Plan.

"Tax Liability": means the total of:

(a)

any PAYE income tax and primary class 1 (employee) national insurance contributions (or any similar liability to withhold amounts in respect of income tax or social security contribution in any jurisdiction) that any employer (or former employer) is liable to account; and

(b)

if such amounts may be lawfully recovered any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) that any employer (or former employer) is liable.

5	PARTICIPANT'S TAX INDEMNITY

5.1

Participant agrees to indemnify the Company (and the Company for and on behalf of any other company in the Group) in respect of the Tax Liability. In order to give effect to this indemnity, Participant irrevocably authorises and appoints any director of the Company as his attorney and on his behalf:

5.1.1

to sell such number of the Shares registered in his name as will enable the Company (after payment of all necessary selling expenses and commissions) to recover from the sale proceeds an amount equal to the Tax Liability that shall arise in connection with the acquisition, holding, forfeiture, repurchase or sale of Restricted Shares;

5.1.2	to allow the Company or any Group Company to deduct from any cash amounts (including salary and bonuses) which become payable to the Participant by the Company or any company in the Group;

5.1.3

generally to sign any stock transfer form or other document which may be required and to do any other thing which the Company shall consider necessary or expedient for carrying out the acts hereby authorised in the same manner and as fully in all respects as he could have done personally; and

5.1.4	Participant hereby undertakes to ratify everything which the Company shall do or purport to do by virtue of this power of attorney.

5.2

To the extent permitted by law, Participant irrevocably agrees to pay the Company a sum equal to all secondary Class 1 national insurance contributions due on any amount chargeable to income tax under section 426 of ITEPA in respect of the Restricted Shares and/or to enter into an election with his employer to assume all the liability to Employer's NICs, due on any amount chargeable to income tax under section 426 of ITEPA in respect of the Restricted Shares, including an election under paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992.

5.3

If the Participant wishes to enter into an income tax election under section 425 or 431 of ITEPA ("Income Tax Election") such an election may only be valid if made not more than 14 days after the acquisition of the Restricted Shares. The Participant acknowledges that no employees, directors or officers of any Group Company have given the Participant financial, legal or taxation advice on the advantages and disadvantages of making an Income Tax Election.

Appendix D

Unapproved Option Sub-Plan to the Oxford Immunotec Global PLC

Share Incentive Plan

Special Provisions Applicable to Unapproved Options granted to UK Employees pursuant to this Sub-Plan to the 2013 Oxford Immunotec Global PLC Share Incentive Plan (the "Appendix D Sub-Plan").

1.

This Appendix D Sub-Plan is governed by the 2013 Oxford Immunotec Global PLC Share Incentive Plan (the "Plan") and all its provisions shall be identical to those of the Plan save for the provisions amended as below in order to accommodate the specific requirements of UK law.

2.	This Appendix D Sub-Plan governs the grant of Options over Shares in the Company. The Options granted under this Appendix D Sub-Plan shall be designated as Unapproved Options.

3.

Such grants of Unapproved Options shall be subject to the terms of the Plan and the Award agreement, except to the extent that grants of Unapproved Options under this Appendix D Sub-Plan shall only be made to Employees.

4.	References to "the Plan" shall be substituted by "Sub-Plan" where appropriate in respect of Options granted to UK Employees under this Appendix D Sub-Plan.

5.	Interpretation

5.1

When used in this Appendix D Sub-Plan, the following words and expressions shall have the meanings set out below. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Plan.

"ITEPA 2003": means the Income Tax (Earnings and Pensions) Act 2003.

"Unapproved Option": means an Option over shares in the Company that is neither an HM Revenue & Customs approved company share option (under Schedule 4 ITEPA 2003) nor an enterprise management incentive (EMI) option which meets the requirements of Schedule 5 ITEPA 2003.

Oxford Immunotec

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board of Directors recommends you vote FOR the resolutions in proposals 1 through 10, including the non-binding advisory vote in proposal 8:

	For	Against	Abstain
1. An ordinary resolution to elect Patrick J. Balthrop, Sr. as a class I director for a term to expire at the 2020 annual general meeting of shareholders	☐	☐	☐
2. An ordinary resolution to elect Patricia Randall as a class I director for a term to expire at the 2020 annual general meeting of shareholders	☐	☐	☐
3. An ordinary resolution to elect Herm Rosenman as a class I director for a term to expire at the 2020 annual general meeting of shareholders	☐	☐	☐
4. An ordinary resolution to ratify the Audit Committee's appointment of Ernst & Young LLP as our U.K. statutory auditor and U.S. independent registered public accounting firm for the fiscal year ending December 31, 2017	☐	☐	☐
5. An ordinary resolution to approve the re-appointment of Ernst & Young LLP as our U.K. Statutory auditors under the U.K. Companies Act 2006 to hold office until the conclusion of the next general meeting at which the U.K. statutory accounts and reports are presented	☐	☐	☐
6. An ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors' remuneration for the fiscal year ending December 31, 2017	☐	☐	☐
7. An ordinary resolution to receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2016	☐	☐	☐
8 An ordinary resolution of a non-binding advisory nature to approve our U.K. statutory directors' annual report on remuneration for the year ended December 31, 2016	☐	☐	☐
9. An ordinary resolution to approve our Directors' Remuneration Policy	☐	☐	☐
10. An ordinary resolution to approve the amendment of the 2013 Share Incentive Plan	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

1UPX 3291591

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02L7TB

Admission Ticket

Oxford Immunotec Global PLC
Annual General Meeting of Shareholders
Tuesday June 6, 2017
11:00 a.m. London time / 6:00 a.m. New York time
Milton Park Innovation Centre
Thames Room
99 Park Drive, Milton Park
Abingdon OX14 4RY

If you wish to attend the annual meeting in person, you will need to bring this Admission Ticket with you.

Please present this Admission Ticket and a valid government-issued photo identification (such as a driver's license or a passport) for admission to the meeting.

This Admission Ticket is not transferable.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Oxford Immunotec Global PLC

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The undersigned hereby constitutes and appoints Peter Wrighton-Smith, Richard A. Sandberg, and Richard M. Altieri, and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the ordinary shares of Oxford Immunotec Global PLC of the undersigned at the Annual General Meeting of Shareholders of Oxford Immunotec Global PLC to be held at Milton Park Innovation Centre, Thames Room, 99 Park Drive, Milton Park, Abingdon, OX14 4RY on Tuesday, June 6, 2017 at 11:00a.m. London time/6:00a.m. New York time, and at any postponements and adjournments thereof, on Proposals 1 - 10 as specified on the reverse side hereof and on such other matters as may properly come before said meeting.

This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the proposals specified on the reverse side hereof. The Board of Directors recommends that you vote FOR each of the proposals. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. Dr. Wrighton-Smith, Mr. Sandberg, and Mr. Altieri cannot vote your shares unless you sign, date and return this card.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Proxy Services, C/O Computershare, P.O. Box 43102, Providence, RI 02940-5068 on or before June 1, 2017.

C Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	**Meeting Attendance** Mark the box to the right if you plan to attend the Annual Meeting. ☐

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